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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

                       DATE OF REPORT: JANUARY  28, 1999

                          CONSOLIDATED GRAPHICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                TEXAS                               0-24068                              76-0190827
   (STATE OR OTHER JURISDICTION OF
           INCORPORATION)                  (COMMISSION FILE NUMBER)         (I.R.S. EMPLOYER IDENTIFICATION NO.)

     5858 WESTHEIMER, SUITE 200
           HOUSTON, TEXAS                                                                   77057
   (ADDRESS OF PRINCIPAL EXECUTIVE                                                       (ZIP CODE)
              OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

================================================================================

ITEM 5.  OTHER EVENTS

     THE FOLLOWING DISCUSSIONS CONTAIN FORWARD-LOOKING INFORMATION. READERS ARE CAUTIONED THAT SUCH INFORMATION INVOLVES RISKS AND UNCERTAINTIES, INCLUDING THOSE CREATED BY GENERAL MARKET CONDITIONS, COMPETITION AND THE POSSIBILITY THAT EVENTS MAY OCCUR WHICH LIMIT THE ABILITY OF THE COMPANY TO MAINTAIN OR IMPROVE ITS OPERATING RESULTS OR EXECUTE ITS PRIMARY GROWTH STRATEGY OF ACQUIRING ADDITIONAL PRINTING BUSINESSES. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD BE INACCURATE, AND THERE CAN THEREFORE BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN WILL PROVE TO BE ACCURATE. THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.

RISK FACTORS

IF CGX IS UNABLE TO IMPLEMENT ITS ACQUISITION STRATEGY, CGX MAY NOT SUCCEED OR MAY BE LESS SUCCESSFUL IN THE FUTURE.

     A key component of CGX's growth strategy is accomplished by acquiring printing companies located throughout the United States. While there are many such companies, CGX may not always be able to identify and acquire printing companies meeting its acquisition criteria on terms acceptable to CGX. Additionally, various competitors have developed growth strategies similar to that of CGX and thus the competition for acquisition candidates is constantly increasing within the printing industry. Moreover, financing to complete significant acquisitions may not always be available on satisfactory terms. Further, the acquisition strategy of CGX, of which the merger is a part, presents a number of special risks to CGX that it would not otherwise experience, including possible adverse effects on the earnings of CGX, diversion of management's attention from the core business of CGX due to special attention to the businesses acquired, failure to retain key acquired personnel and risks associated with unanticipated events or liabilities arising after the merger and other acquisitions concluded at or near the same time, some or all of which could have a material adverse effect on the business, financial condition and results of operations of CGX.

IF CGX EXPERIENCES DIFFICULTY IN INTEGRATING ACQUIRED BUSINESSES, ACQUIRED ENTITIES MAY NOT CONTINUE TO BE PROFITABLE.

     Even if CGX is able to continue to identify and acquire suitable businesses in furtherance of its acquisition strategy, CGX may at some point in the future experience difficulty in profitably managing all of the acquired businesses or successfully integrating the acquired businesses as a whole without substantial costs, delays or other operational or financial problems that CGX has not previously experienced. An acquisition may also initially have an adverse effect upon the operating results of CGX while the acquired business is adopting the management practices of CGX. Finally, although CGX has so far been generally successful in integrating its acquisitions, CGX may not in all circumstances be able to establish, maintain or increase profitability of an acquired entity.

IF CGX DOES NOT RETAIN KEY PERSONNEL, CGX MAY NOT SUCCEED.

     CGX believes that its continued success will depend to a significant extent upon its senior management, particularly Joe R. Davis, the founder, Chairman of the Board, President and Chief Executive Officer of CGX. If for any reason Mr. Davis were unable to continue with his duties as President and Chief Executive Officer, the continued success of CGX would likely depend upon its ability to quickly identify and promote or hire a qualified individual with the same or substantially similar visionary outlook, philosophies, experience and standing within the printing industry to replace Mr. Davis. Furthermore, because Mr. Davis places substantial emphasis on identifying and retaining senior management who he believes will adopt his philosophy about the manner in which the core business of CGX should be operated, if existing management becomes unavailable, the inability to quickly identify and hire or promote individuals into senior management positions could also have a significant adverse effect on the success of CGX. Accordingly, the loss of the services of Mr. Davis or such other key personnel in senior management could have a direct material adverse effect on the business and prospects of CGX in the future.

TWO PARTIES OWN OR CONTROL A SUBSTANTIAL AMOUNT OF CGX STOCK AND MAY THEREFORE INFLUENCE THE AFFAIRS OF CGX.

     Based upon the latest information available to CGX, Joe R. Davis beneficially owns approximately 10.2% and Jeffrey N. Vinik, et al. ("Vinik") beneficially own approximately 9.3%, of the outstanding CGX common stock. As a result, although Mr. Davis and Vinik have never acted together in the past, if they acted together, they would have the ability to substantially influence the election of persons to the Board of Directors of CGX and the outcome of other matters requiring shareholder approval.

CGX WILL NOT DECLARE DIVIDENDS FOR THE FORESEEABLE FUTURE AND THEREFORE THE RETURN ON CGX STOCK HELD BY YOU WILL BE LIMITED TO THE GROWTH IN ITS PRICE, IF ANY.

     CGX currently intends to retain all future earnings to finance the continuing development of its business and does not anticipate paying cash dividends on its common stock in the foreseeable future.

THE FAILURE OF CGX OR ITS KEY SUPPLIERS AND CUSTOMERS TO BE YEAR 2000 COMPLIANT COULD NEGATIVELY IMPACT THE BUSINESS OF CGX.

     CGX has undertaken a Year 2000 compliance program to ensure that it will be Year 2000 compliant by December 31, 1999 and is continuing to review its business risks associated with the Year 2000 issue. Based on communications with vendors, CGX believes that substantially all of the equipment used in its printing operations, including its pre-press and press equipment and its equipment used to finish and deliver its products, will not be materially affected by the Year 2000 issue. Certain of CGX's management information systems and associated computer equipment are not currently Year 2000 compliant. The software for the majority of these management information systems was specifically designed for the printing industry and is perpetually supported by its manufacturer. Substantially all of these manufacturers have either recently released software versions which are Year 2000 compliant or have announced a timetable for doing so. CGX has installed certain upgrades and is scheduling remaining upgrades of software together with such replacement of hardware as necessary to be Year 2000 compliant and presently anticipates that substantially all of its current management information systems will be Year 2000 compliant as early as Summer 1999, but in any event no later than December 31, 1999. While the upgrades may be implemented at an accelerated pace as a result of the Year 2000 issue, the cost of implementing these software upgrades is not expected to be materially in excess of CGX's recurring investment in management information systems.

     In addition, CGX is in the process of assessing its exposure to business disruptions as a result of the Year 2000 issues of its suppliers and customers. Like many manufacturing companies, CGX's operations depend upon the operation of many other businesses, the disruption of any one or even a number of which as a result of the Year 2000 issue would not have a material effect on the business of CGX. However, in a "worst case" Year 2000 scenario, a significant number of such businesses could suffer disruptions as a result of the Year 2000 issue and CGX's operations could be adversely affected. In the case of a systemic failure, such as prolonged telecommunications or electrical failures, or a general disruption in United States or global business activities that could result in a significant economic downturn, the primary business risks of CGX would include, but not be limited to, loss of customers or orders, increased operating costs, inability to obtain supplies and inventory on a timely basis, disruptions in product shipments or other business interruptions of a material nature, as well as possible claims of mismanagement, misrepresentation or breach of contract, any of which could have a material, adverse effect on CGX's business, results of operations and financial condition. Because of its many locations, if certain printing facilities were adversely affected, CGX would use other operable printing facilities among its subsidiaries in other locations in order to avoid, to the extent possible, loss of customer goodwill. CGX is continuing to evaluate the facts and circumstances involved in such a worst-case scenario to develop alternative contingency plans, to the extent feasible. A prolonged industry-wide decline in printing orders as affected businesses focus on operational requirements more essential to their survival than printing needs would have a significant adverse effect on CGX.

     There are many suppliers of paper, ink and other materials used in printing operations. Thus, CGX believes that it is not materially dependent on any one supplier. CGX has orally communicated with, and in some cases has received written communication from, many of its more significant suppliers regarding such supplier's Year 2000 readiness and is evaluating the need for written confirmation, solicitation or other action with respect to such information. However, based on communications made or received to date, CGX believes that it will be able to obtain materials necessary to continue its operations without significant disruption due to Year 2000 issues.

     CGX has a large and diversified customer base comprised of thousands of customers in locations throughout the United States and is not dependent on any one customer or group of customers for its revenues. As such, CGX does not anticipate that the demand for its commercial printing services would be materially adversely affected as a result of Year 2000 issues unless such issues had a widespread, catastrophic effect on its customer base.

     As part of its ongoing review of the Year 2000 issue, CGX evaluates and addresses Year 2000 issues for its planned acquisitions and develops appropriate remedial action and a timetable for such action following completion of such acquisitions.

FINANCIAL INFORMATION

     From April 1, 1998 to January 28, 1999, Consolidated Graphics, Inc.
("CGX" or "the Company") acquired 15 commercial printing companies (the "Purchased Companies") and has reached a stage in the acquisition process with another company (the "Probable Acquisition") which requires this transaction to be deemed probable. The aggregated assets of the Purchased Companies and the Probable Acquisition exceed 50% of CGX's assets as of March 31, 1998, the date of CGX's most recent audited balance sheet. Audited financial statements for a substantial majority of the Purchased Companies and the Probable Acquisition (the "Audited Companies") and unaudited pro forma combined financial information for CGX and the Audited Companies are included in this Form 8-K.

     All of the Purchased Companies were accounted for using the purchase method of accounting. The allocation of purchase price to the assets and liabilities acquired is based on estimates of fair market values and may be prospectively revised when additional information that the Company is awaiting concerning certain liability valuations, other than contingent transaction consideration, is obtained, provided that such information is received no later than one year after the date of acquisition. The Company expects that such additional information will not result in a material adjustment, in the aggregate, to the balances reflected in the accompanying financial statements pursuant to the preliminary purchase price allocations. Contingent transaction consideration is accrued and reflected as an additional cost of the transaction when payment thereof is deemed to be probable by the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired.

              INDEX TO FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                                        PAGE
                                        ----

Tursack Inc. and Related Company
  Audited Historical Combined
  Financial Statements

     Report of Independent Public
      Accountants....................     6

     Combined Balance Sheet..........     7

     Combined Statement of
      Operations.....................     8

     Combined Statement of
      Shareholders' Equity...........     9

     Combined Statement of Cash
      Flows..........................    10

     Notes to Combined Financial
      Statements.....................    11

Image Systems, Inc. Audited
Historical Financial Statements

     Independent Auditors' Report....    18

     Balance Sheet...................    19

     Income Statement................    20

     Statement of Shareholder's
      Equity.........................    21

     Statement of Cash Flows.........    22

     Notes to Financial Statements...    23

Woodman Printing Enterprises Audited
and Unaudited Historical Financial
Statements

     Report of Independent Certified
      Public Accountants.............    27

     Combined Balance Sheets.........    28

     Combined Statements of
      Earnings.......................    30

     Combined Statement of Owners'
      Equity.........................    31

     Combined Statements of Cash
      Flows..........................    32

     Notes to Combined Financial
      Statements.....................    33

Printing Corporation of America
Audited Historical Financial
Statements

     Independent Auditors' Report....    40

     Balance Sheet...................    41

     Income Statement................    42

     Statement of Shareholders'
      Equity.........................    43

     Statement of Cash Flows.........    44

     Notes to Financial Statements...    45

                                        PAGE
                                        ----

Graphic Technology of Maryland, Inc.
  Audited and Unaudited Combined
  Historical
  Financial Statements

     Independent Auditors' Report....    49

     Combined Balance Sheets.........    50

     Combined Income Statements......    51

     Combined Statement of
      Shareholders' Equity...........    52

     Combined Statements of Cash
      Flows..........................    53

     Notes to Combined Financial
      Statements.....................    54

The McKay Press, Inc. Audited and
Unaudited Historical Financial
Statements

     Independent Auditors' Report....    60

     Balance Sheets..................    61

     Income Statements...............    62

     Statement of Shareholder's
      Equity.........................    63

     Statements of Cash Flows........    64

     Notes to Financial Statements...    65

Carty Enterprises, Inc. T/A Mount
  Vernon Printing Company Audited and
  Unaudited
  Historical Financial Statements

     Report of Independent
      Auditors.......................    70

     Balance Sheets..................    71

     Statements of Operations........    73

     Statement of Retained
      Earnings.......................    74

     Statements of Cash Flows........    75

     Notes to Financial Statements...    77

Automated Graphic Systems, Inc.
  Audited and Unaudited Consolidated
  Financial Statements

     Report of Independent Public
      Accountants....................    83

     Consolidated Balance Sheets.....    84

     Consolidated Statements of
      Income.........................    86

     Consolidated Statement of
      Shareholders' Equity...........    87

     Consolidated Statements of Cash
      Flows..........................    88

     Notes to Consolidated Financial
      Statements.....................    89

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Tursack Inc.
  and Related Company:

     We have audited the accompanying combined balance sheet of Tursack Inc. (a Pennsylvania corporation) and Related Company as of December 31, 1997, and the related combined statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Tursack Inc. and related company as of December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
March 13, 1998

                        TURSACK INC. AND RELATED COMPANY
                             COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      579,820
     Accounts receivable, net........       5,827,529
     Inventories.....................         965,477
     Prepaids and other current
     assets..........................         978,190
                                       --------------
          Total current assets.......       8,351,016
PROPERTY AND EQUIPMENT, net..........       6,454,473
OTHER ASSETS.........................         240,552
                                       --------------
                                       $   15,046,041
                                       ==============
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Borrowings under lines of
     credit..........................  $    2,205,059
     Current portion of long-term
     debt............................       3,372,147
     Note payable to shareholder.....          52,192
     Accounts payable................       3,498,899
     Accrued liabilities.............       1,267,293
                                       --------------
          Total current
        liabilities..................      10,395,590
LONG-TERM DEBT, net of current
portion..............................       2,135,125
DEFERRED INCOME TAXES................         474,059
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no stated and $1
      par value, 1,000 and 50,000
      shares authorized,
       10 and 10,000 shares issued
      and outstanding for Tursack
      Inc. and Digital Direct, Inc.,
      respectively...................          10,010
     Additional paid-in capital......         103,196
     Retained earnings...............       1,928,061
                                       --------------
          Total shareholder's
        equity.......................       2,041,267
                                       --------------
                                       $   15,046,041
                                       ==============

    The accompanying notes are an integral part of these combined financial statements.

                        TURSACK INC. AND RELATED COMPANY
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

SALES................................  $   33,074,486
COST OF SALES........................      25,528,665
                                       --------------
          Gross profit...............       7,545,821
SELLING EXPENSES.....................       3,352,748
GENERAL AND ADMINISTRATIVE
EXPENSES.............................       3,388,318
                                       --------------
          Operating income...........         804,755
OTHER INCOME (EXPENSE):
     Interest expense, net...........        (650,097)
     Other income, net...............         484,773
                                       --------------
                                             (165,324)
                                       --------------
INCOME BEFORE INCOME TAXES...........         639,431
PROVISION FOR INCOME TAXES...........         392,345
                                       --------------
NET INCOME...........................  $      247,086
                                       ==============

    The accompanying notes are an integral part of these combined financial statements.

                        TURSACK INC. AND RELATED COMPANY
                   COMBINED STATEMENT OF SHAREHOLDER'S EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                             COMMON STOCK       ADDITIONAL
                                           -----------------     PAID-IN       RETAINED
                                           SHARES    AMOUNT      CAPITAL       EARNINGS       TOTAL
                                           ------    -------    ----------   ------------  ------------
BALANCE, December 31, 1996..............       10    $    10     $  38,000   $  1,756,171  $  1,794,181
     Spin-off of Digital Direct, Inc....   10,000     10,000        65,196        --             75,196
     Net income.........................     --        --           --            247,086       247,086
     Distribution to shareholder........     --        --           --            (75,196)      (75,196)
                                           ------    -------    ----------   ------------  ------------
BALANCE, December 31, 1997..............   10,010    $10,010     $ 103,196   $  1,928,061  $  2,041,267
                                           ======    =======    ==========   ============  ============

    The accompanying notes are an integral part of these combined financial statements.

                        TURSACK INC. AND RELATED COMPANY
                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $      247,086
     Adjustments to reconcile net
      income to net cash used in
      operating activities --
          Depreciation and
           amortization..............         740,738
          Deferred income taxes......         163,390
          Gain on sale of property
           and equipment, net........         (36,826)
          Changes in assets and
           liabilities
               Accounts receivable...      (1,638,685)
               Inventories...........         474,219
               Prepaids and other
                current assets.......        (388,936)
               Other noncurrent
                assets...............         (47,757)
               Accounts payable and
                accrued
                liabilities..........         466,789
                                       --------------
                     Net cash used in
                    operating
                    activities.......         (19,982)
                                       --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
      equipment......................      (3,380,443)
     Proceeds from disposition of
      assets.........................          40,000
                                       --------------
                     Net cash used in
                    investing
                    activities.......      (3,340,443)
                                       --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings on lines of credit,
      net............................       1,591,552
     Payments on long-term debt......      (1,948,170)
     Borrowings on long-term debt....       1,687,644
     Decrease in receivable from
      shareholder....................          56,109
     Proceeds from cash restricted
      for the purchase of capital
      assets.........................       2,100,000
                                       --------------
                     Net cash
                    provided by
                    financing
                    activities.......       3,487,135
                                       --------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................         126,710
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR..................         453,110
                                       --------------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR...............................  $      579,820
                                       ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $      668,984
     Cash paid for income taxes......         322,640

    The accompanying notes are an integral part of these combined financial statements.

                        TURSACK INC. AND RELATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1.  BUSINESS AND ORGANIZATION:

     Tursack Inc. and its wholly owned subsidiary, Mangos Graphics, Inc. (collectively, Tursack), both Pennsylvania corporations, operate in the northeast United States. Tursack Inc. is primarily engaged in providing general commercial printing services relating to the production of such documents as annual reports, training manuals, product and capability brochures, catalogs, direct mail pieces and other promotional material, all of which tend to be recurring in nature. Mangos Graphics, Inc., is primarily engaged in providing marketing and advertising services to a wide range of customers. All significant intercompany balances and transactions between this subsidiary and Tursack Inc. have been eliminated in consolidation.

     Digital Direct, Inc. (Digital Direct), a Pennsylvania corporation and a related company of Tursack, operates in the northeast United States and is primarily engaged in providing fulfillment services (sorting bulk items, bulk mail-outs, etc.) to a wide range of customers.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of Tursack and related company, which are under the common control and management of one individual. All significant intercompany balances and transactions have been eliminated in combination.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid temporary investments including those with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of interest-bearing accounts, the balances of which at times may exceed federally insured limits.

  ACCOUNTS RECEIVABLE

     The Company maintains an allowance for doubtful accounts based upon the expected collectibility of trade accounts receivable. Accounts receivable in the accompanying combined balance sheet are reflected net of allowance for doubtful accounts of $73,500 at December 31, 1997.

  INVENTORIES

     Inventories are valued at the lower of cost or market utilizing the first-in, first-out method for raw materials and the specific identification method for work in progress. The carrying values of inventories as of December 31, 1997, consist of the following:

Raw materials...........................  $  141,629
Work in progress........................     823,848
                                          ----------
                                          $  965,477
                                          ==========

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related

                        TURSACK INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  INTANGIBLE ASSETS AND AMORTIZATION

     The Company's intangible assets are comprised of a customer list, mechanicals and a covenant not to compete. These intangible assets are amortized on a straight-line basis over five years. Amortization expense for these intangible assets was $54,000 for 1997. These assets are fully amortized as of December 31, 1997.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. SFAS No. 109 requires that deferred income taxes be recorded based upon differences between the book and tax bases of assets and liabilities and are measured using the presently enacted tax rates.

     One company in the combined group has elected S Corporation status as defined by the Internal Revenue Code, whereby this company is not subject to taxation for federal purposes. Under S Corporation status, the shareholder reports his share of the company's taxable earnings or losses in his personal tax returns.

  REVENUE RECOGNITION

     The Company recognizes revenue upon delivery of each job. Losses, if any, on jobs are recognized at the earliest date such amount is determinable.

  USE OF ESTIMATES

     The preparation of the accompanying combined financial statements requires the use of certain estimates by management in determining the Company's assets and liabilities at the date of the combined financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  SUPPLEMENTAL CASH FLOW INFORMATION

     The combined statement of cash flows provides information about changes in cash and excludes the effect of noncash transactions. For purposes of the combined statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Significant noncash transactions during fiscal 1997 include a transfer of the net assets of the fulfillment division of Tursack to Digital Direct for stock valued at the net book value of the assets, $75,196, and the subsequent distribution of all Digital Direct stock to the sole shareholder.

  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and trade receivables. It is the Company's practice to place its cash and cash equivalents in high-quality financial institutions. SFAS No. 107, "Disclosures About Fair Values of Financial Instruments," and SFAS No. 119, "Disclosure About
Derivative Financial Instruments and Fair Value of Financial Instruments," require the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The Company's debt includes floating rate line-of-credit agreements and long-term notes and capital leases with floating and fixed interest rates;

                        TURSACK INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

accordingly, the Company believes the fair value of its liabilities is the same as the notional value in all material respects.

3.  PROPERTY AND EQUIPMENT:

     The following is a summary of the Company's property and equipment and their estimated useful lives as of December 31, 1997:

                                          ESTIMATED
             DESCRIPTION                LIFE IN YEARS
-------------------------------------   -------------
Leasehold improvements...............     5-40          $      621,113
Printing presses and equipment.......     5-12               9,972,548
Computer equipment and software......       5                  570,956
Furniture, fixtures and other........     5-10                 575,415
Vehicles.............................       5                   93,278
                                                        --------------
                                                            11,833,310
Less -- Accumulated depreciation.....                       (5,378,837)
                                                        --------------
                                                        $    6,454,473
                                                        ==============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following:

Balance, beginning of year...........  $     12,800
Additions............................        60,700
Deductions...........................       --
                                       ------------
Balance, end of year.................  $     73,500
                                       ============

     Accrued liabilities consist of the following:

Accrued compensation and benefits....  $    966,196
Other accrued expenses...............       301,097
                                       ------------
                                       $  1,267,293
                                       ============

5.  DEBT:

  LINE-OF-CREDIT AGREEMENTS

     The combined companies have open line-of-credit agreements with maximum credit limits of $3,500,000, $500,000 and $500,000, respectively, with a bank expiring in May 1998. The line-of-credit agreements bear interest based upon the bank's variable prime lending rate plus 1 percent, which was 9.5 percent at December 31, 1997. The credit limits vary at different times based upon 80 percent of the Company's trade accounts receivable balance, and borrowings under such line-of-credit agreements are due on demand. Combined borrowings of $2,205,059 were outstanding under these line-of-credit agreements at December 31, 1997.

     These agreements contain certain covenants which include, among other things, maintenance of certain financial ratios, minimum equity balances and keyman life insurance on the shareholder and restrictions on future borrowings.

                        TURSACK INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  NOTES PAYABLE AND CAPITAL LEASES PAYABLE

     The following is a summary of the Company's long-term debt instruments as of December 31, 1997:

Notes payable to a financial
  institution, secured by a printing
  press and corporate assets,
  maturing in July 1998 and March
  2005, payable in fixed monthly
  principal and interest installments
  of $38,038 and $28,205, bearing
  interest rates of 10.5% and 6.5%,
  respectively.......................  $    3,629,661
Notes payable to a financial
  institution, secured by various
  corporate assets and the surety of
  the shareholder, maturing at
  varying dates between February 1999
  and July 2000, payable in fixed
  monthly principal and interest
  installments totaling $55,598,
  bearing interest at rates ranging
  from 8.25% to 10.5%................       1,059,788
Note payable upon demand to a leasing
  company providing for up to
  $1,200,000 of borrowings for
  purchases of machinery and
  equipment, secured by the purchased
  equipment, maturing in May 1998,
  bearing interest at a floating base
  rate plus 1%, which was 9.5% at
  December 31, 1997. This note has a
  conversion feature whereupon the
  outstanding balance can be
  converted to a long-term master
  lease arrangement at the Company's
  option.............................         734,214
Capital leases payable to a leasing
  company, secured by a computer
  system and other equipment,
  maturing at varying dates between
  May 1999 and June 2000, payable in
  fixed monthly principal and
  interest installments totaling
  $1,288, bearing interest at rates
  ranging from 10.5% to 12.89%.......          83,609
                                       --------------
                                            5,507,272
Less --Current maturities............      (3,372,147)
                                       --------------
                                       $    2,135,125
                                       ==============

     The principal payment requirements by fiscal year under the Company's debt agreements are $3,372,147 in 1998, $736,124 in 1999, $374,042 in 2000, $307,487
in 2001, $307,487 in 2002 and $409,985 thereafter.

     In addition to the covenants under the credit agreements, the Company's debt agreements contain certain covenants, the most significant of which places certain restrictions on future borrowings. The Company is also required to maintain certain financial ratios, minimum equity balances and keyman life insurance on the shareholder.

                        TURSACK INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  LEASE COMMITMENTS:

     The Company is obligated under various leases for office and manufacturing facilities and certain machinery, equipment and fixtures. Certain leases have renewal or escalation clauses or both. The following is a schedule of minimum rental commitments under all noncancelable leases which expire at various dates:

Year ending December 31 --
     1998...............................  $    1,251,458
     1999...............................       1,261,895
     2000...............................       1,238,606
     2001...............................       1,164,470
     2002...............................       1,079,876
     Thereafter.........................       4,098,739
                                          --------------
                                          $   10,095,044
                                          ==============

     Rent expense under operating leases was $1,194,757 for the year ended December 31, 1997.

     The lease commitments schedule above includes certain facilities leased by the Company from its sole shareholder under an operating lease requiring monthly payments of approximately $36,000 expiring June 30, 2010. The Company is responsible for all taxes, insurance and maintenance.

7.  INCOME TAXES:

     One company in the affiliated group has elected S Corporation status and therefore does not record any tax provision or any related tax assets or liabilities. The two companies which have elected C Corporation status are subject to taxation in Pennsylvania based upon the applicable statutory rates in this jurisdiction. Federal and state income taxes for the year ended December 31, 1997, are as follows:

Federal --
     Current............................  $  172,628
     Deferred...........................     123,161
State --
     Current............................      56,353
     Deferred...........................      40,203
                                          ----------
                                          $  392,345
                                          ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes for the year ended December 31, 1997, as follows:

Provision at the statutory rate.........  $  217,407
Increase resulting from --
     S Corporation loss, net of tax
       effect...........................     101,048
     State income tax, net of benefit
       for federal deduction............      63,727
     Other..............................      10,163
                                          ----------
                                          $  392,345
                                          ==========

                        TURSACK INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities as of December 31, 1997, result principally from the following:

Accumulated depreciation
difference...........................  $   (474,059)
Accumulated amortization
  difference.........................       112,006
Other................................       184,629
                                       ------------
     Net deferred income tax
       liabilities...................  $   (177,424)
                                       ============

     The net deferred tax assets and liability as of December 31, 1997, are comprised of the following:

Deferred tax assets --
     Current.........................  $    184,629
     Long-term.......................       112,006
                                       ------------
          Total......................       296,635
Deferred tax liability --
     Long-term.......................       474,059
                                       ------------
          Net deferred income tax
             liability...............  $    177,424
                                       ============

8.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, property, general liability, workers' compensation and a general umbrella policy. The Company has not incurred significant uninsured losses on any of these items.

     The Company is self-insured for medical claims up to $35,000 or $25,000 per employee per year for all covered employees. Claims in excess of these amounts are covered by a stop-loss policy. The Company has recorded reserves for its portion of self-insured claims based on estimated claims incurred through December 31, 1997.

  CONSULTING AGREEMENTS

     The Company has consulting agreements with two individuals, with a remaining total commitment of $960,322 at December 31, 1997. The agreements specify payments of $20,833 per month until October 2000 and $10,000 per month plus a $500 per month auto allowance until December 31, 1999, respectively. One of the agreements also contains an agreement not to compete for the duration of the agreement.

  GUARANTEES

     The Company guarantees personal debt of the sole shareholder totaling $1,067,160 as of December 31, 1997. The debt matures on November 1, 2010, and is collateralized by the building purchased with the debt proceeds. This building is leased by the Company for use in its operations.

                        TURSACK INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9.  MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company had sales of approximately 23 percent and 12 percent of total sales to two major customers during the year ended December 31, 1997.

     In addition, the Company grants credit, generally without collateral, to its customers. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

     During 1997, the Company entered into sales with customers in the marketing and advertising industries. The Company had not entered into transactions with these customers in the prior year. Receivables from these customers tend to be collected over a longer term. The Company had receivables from these customers at December 31, 1997, in the amount of approximately $475,000, which remain outstanding as of March 13, 1997. Management has evaluated all outstanding balances and believes that all balances, other than $60,700 specifically reserved for, are collectible.

10.  RELATED-PARTY TRANSACTIONS:

     As of December 31, 1997, the Company had an unsecured note receivable, payable upon demand from the sole shareholder of the Company, in the amount of $235,257. Also at December 31, 1997, the Company had a note payable to the sole shareholder in the amount of $52,192.

11.  EMPLOYEE BENEFIT PLAN:

     The Company has adopted a 401(k) profit-sharing plan for all nonunion employees which provides for a 50 percent matching contribution by the Company, up to a maximum liability of 6 percent of each participating employee's annual compensation. The Company has the right to make additional discretionary contributions. Total contributions by the Company under this plan to provide contributions and pay expenses was $433,838 in 1997. The amount due to this plan was approximately $242,288 for the year ended December 31, 1997.

12.  SUBSEQUENT EVENT (UNAUDITED):

     Subsequent to December 31, 1997, Consolidated Graphics, Inc., a consolidator in the highly fragmented commercial printing industry, acquired Tursack and its Related Company (collectively, the Company) pursuant to a Stock Purchase Agreement dated April 1998.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Image Systems, Inc.:

     We have audited the accompanying balance sheet of Image Systems, Inc. as of December 31, 1997, and the related statements of income, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image Systems, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG LLP
KPMG LLP

Houston, Texas
April 14, 1998

                              IMAGE SYSTEMS, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1997

               ASSETS
Current assets:
     Cash and cash equivalents.......  $      2,150
     Accounts receivable, net........       792,694
     Inventories.....................       158,563
     Prepaid expenses................        22,715
                                       ------------
          Total current assets.......       976,122
Property and equipment, net..........     5,909,877
Other assets.........................        21,693
                                       ------------
                                       $  6,907,692
                                       ============
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Current portion of long-term
     debt............................  $  1,005,830
     Line of credit..................       303,000
     Accounts payable................       379,637
     Accrued liabilities.............       216,115
                                       ------------
          Total current
        liabilities..................     1,904,582
Long-term debt, net of current
portion..............................     4,151,074
Commitments and contingencies
Shareholder's equity:
     Common stock, no par value;
      2,800 shares authorized; 85
      issued and outstanding.........        76,736
     Retained earnings...............       775,300
                                       ------------
          Total shareholder's
        equity.......................       852,036
                                       ------------
                                       $  6,907,692
                                       ============

                See accompanying notes to financial statements.

                              IMAGE SYSTEMS, INC.
                                INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1997

Sales................................  $  7,710,897
Cost of sales........................     5,810,460
                                       ------------
          Gross profit...............     1,900,437
Selling expenses.....................       179,751
General and administrative
expenses.............................     1,077,446
                                       ------------
          Operating income...........       643,240
Loss on disposal of property and
equipment, net.......................      (121,690)
Interest expense.....................      (424,152)
Interest income......................        66,414
                                       ------------
          Net income.................  $    163,812
                                       ============

                See accompanying notes to financial statements.

                              IMAGE SYSTEMS, INC.
                       STATEMENT OF SHAREHOLDER'S EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                             COMMON STOCK
                                           -----------------    RETAINED
                                           SHARES    AMOUNT     EARNINGS      TOTAL
                                           ------    -------    ---------   ---------
Balance, December 31, 1996..............      85     $76,736      622,988     699,724
Dividends...............................    --         --         (11,500)    (11,500)
Net income..............................    --         --         163,812     163,812
                                           ------    -------    ---------   ---------
Balance, December 31, 1997..............      85     $76,736      775,300     852,036
                                           ======    =======    =========   =========

                See accompanying notes to financial statements.

                              IMAGE SYSTEMS, INC.
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Operating activities:
     Net income......................  $      163,812
     Adjustments to reconcile net
      income to net cash provided by
      operating activities:
          Depreciation and
           amortization..............         641,558
          Net loss on disposal of
           property and equipment....         121,690
          Changes in assets and
           liabilities:
               Accounts receivable...         (21,443)
               Inventories...........          34,665
               Prepaid expenses......          26,638
               Other assets..........         (17,768)
               Accounts payable and
                accrued
                liabilities..........          14,278
                                       --------------
                     Net cash
                    provided by
                    operating
                    activities.......         963,430
                                       --------------
Investing activities:
     Purchases of property and
      equipment......................      (2,648,468)
     Proceeds from disposition of
      property and equipment.........         285,591
                                       --------------
                     Net cash used in
                    investing
                    activities.......      (2,362,877)
                                       --------------
Financing activities:
     Payments on long-term debt and
      capital lease obligations......      (1,062,278)
     Proceeds from long-term debt and
      capital lease obligations......       2,430,775
     Proceeds from line of credit....          44,000
     Dividends paid..................         (11,500)
                                       --------------
                     Net cash
                    provided by
                    financing
                    activities.......       1,400,997
                                       --------------
Net increase in cash and cash
  equivalents........................           1,550
Cash and cash equivalents at
  beginning of year..................             600
                                       --------------
Cash and cash equivalents at end of
  year...............................  $        2,150
                                       ==============

                See accompanying notes to financial statements.

                              IMAGE SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

(1)  BUSINESS

     Image Systems, Inc. (the Company), a Wisconsin corporation, provides general commercial printing services relating to the production of such documents as annual reports, training manuals, product and capability brochures, catalogs, direct mail pieces and other promotional material, all of which tend to be recurring in nature. The Company has one plant located in Menomonee Falls, Wisconsin.

(2)  SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

     The accounting policies of the Company reflect industry practices and conform to generally accepted accounting principles. The more significant of such accounting policies are described below.

  USE OF ESTIMATES

     The preparation of the accompanying financial statements requires the use of certain estimates by management in determining the Company's assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

     The Company recognizes revenue upon delivery of each job. Losses, if any, on jobs are recognized at the earliest date such amount is determinable. The Company derives the majority of its revenues from sales and services to a broad and diverse group of customers. However, during the year ended December 31, 1997, the Company had sales to its top ten customers totaling 69% of total sales. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of trade accounts receivable. Accounts receivable in the accompanying balance sheet are reflected net of allowance for doubtful accounts of $31,800 at December 31, 1997. Accounts receivable are generally not collateralized.

  INVENTORIES

     Inventories are valued at the lower of cost or market value utilizing the first-in, first-out method for raw materials and the specific identification method for work in progress and finished goods. The carrying values of inventories are set forth below:

                                           DECEMBER 31,
                                               1997
                                           ------------
Raw materials...........................     $ 96,563
Work in progress........................       62,000
                                           ------------
                                             $158,563
                                           ============

  FEDERAL INCOME TAXES

     The Company has elected to file its Federal income tax returns under the S Corporation provisions of the Internal Revenue Code and was granted S Corporation status for Wisconsin state tax purposes. In accordance with the Federal provisions, corporate earnings flow through and are taxed solely at the shareholder level.

  SUPPLEMENTAL CASH FLOW INFORMATION

     The statement of cash flows provide information about changes in cash and exclude the effect of noncash transactions. For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                              IMAGE SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Interest paid during the year ended December 31, 1997 was $419,302. The only significant noncash transaction during 1997 was a capital lease obligation incurred to acquire equipment of $212,018.

  LINE OF CREDIT

     The Company has a $750,000 line of credit agreement with a commercial bank to support short-term cash requirements. This line of credit matures on April 30, 1998. The terms of the agreement do not require the Company to maintain a compensating balance.

  ACCRUED LIABILITIES

     The significant components of accrued liabilities were $86,191 of accrued wages and related expenses and $74,417 of other accruals as of December 31, 1997.

  RELATED PARTY TRANSACTIONS

     The Company leases its offices and plant from Stammtisch AG, a related party partnership. The lease expires January 2005. Rent expense for 1997 was $267,000. The president of the Company and his wife are the partners of Stammtisch AG.

(3)  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The cost of major renewals and betterments is capitalized; repairs and maintenance costs are expensed when incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being reflected in income. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets.

     The following is a summary of the Company's property and equipment and their estimated useful lives:

                                        DECEMBER 31,      ESTIMATED
                                            1997        LIFE IN YEARS
                                        ------------    -------------
Buildings and leasehold
  improvements.......................   $    180,310      15-40
Printing presses and equipment.......      7,080,244       7-20
Computer equipment and software......        808,347       2-5
Furniture, fixtures and other........        280,147       5-7
                                        ------------
                                           8,349,048
Less accumulated depreciation and
  amortization.......................     (2,439,171)
                                        ------------
                                        $  5,909,877
                                        ============

     Amortization expense of the equipment recorded under capital leases is included in the depreciation and amortization expense. The accumulated amortization of the equipment recorded under capital leases amounted to $924,829 for 1997.

                              IMAGE SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4)  LONG-TERM DEBT

     The following is a summary of the Company's long-term debt instruments as of:

                                          DECEMBER 31,
                                              1997
                                          ------------
8.25% loan, requiring monthly
  installments of $2,677 including
  interest, due in 1999, secured by
  equipment.............................   $    58,122
9.12% note, requiring monthly
  installments of $10,003 including
  interest, due in 2000, secured by a
  general business security agreement...       343,188
10.5% note, requiring monthly
  installments of $21,524 including
  interest, due in 2002, secured by
  equipment and personal guarantee of
  stockholder...........................     1,001,383
10.5% note, requiring monthly
  installments of $31,583 including
  interest, due in 2005, secured by
  equipment.............................     2,045,500
Prime rate note (8.5% at December 31,
  1997), requiring semi-annual
  installments of $5,813 plus interest
  (not to exceed 9%), due 2004
  unsecured.............................        52,319
10.75% note, requiring monthly
  installments of $1,354 including
  interest, due 2001, secured by
  equipment.............................        52,653
10.5% note, requiring monthly
  installments of $15,168 including
  interest, due in 2003, secured by
  equipment.............................       749,234
8.5%-9.25% notes, requiring monthly
  installments of $2,335 including
  interest, due in 1998-2000, secured by
  equipment.............................        39,126
9.86% loan, requiring monthly
  installments of $1,385 including
  interest, due 2001, unsecured.........        44,125
8.26%-10.5% obligations under capital
  leases, secured by equipment with a
  depreciated cost of $1,120,555 at
  December 31, 1997 (note 5)............       771,254
                                          ------------
                                             5,156,904
     Less current portion...............    (1,005,830)
                                          ------------
                                           $ 4,151,074
                                          ============

     The principal payment requirements by fiscal year under the Company's debt agreements are $1,005,830 in 1998, $919,887 in 1999, $850,137 in 2000, $688,441
in 2001, $726,125 in 2002 and $966,484 thereafter.

     The Company's debt agreements contain certain covenants, the most significant of which places certain restrictions on future borrowings and acquisitions above specified levels. The Company is also required to maintain certain financial ratios, minimum equity balances and key man life insurance on the majority shareholder. The Company was in compliance with all financial tests and other covenants set forth in the debt agreements.

                              IMAGE SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(5)  LEASE COMMITMENTS

     A summary of noncancelable long-term lease commitments is summarized as follows:

                                        CAPITALIZED    OPERATING
             FISCAL YEAR                  LEASES         LEASES
-------------------------------------   -----------   ------------
  1998...............................   $   471,807   $    357,323
  1999...............................       280,215        336,662
  2000...............................       147,686        325,393
  2001...............................        85,716        312,000
  2002...............................        81,341        312,000
  2003 and thereafter................         2,768        --
                                        -----------   ------------
       Total commitment..............     1,069,533   $  1,643,378
                                                      ============
Less amount representing unamortized
  interest...........................       298,279
                                        -----------
Present value of minimum capital
  lease payments.....................   $   771,254
                                        ===========

     There are no executory costs included in the capital lease payments. Such costs are paid directly by the Company.

(6)  INCENTIVE PLAN

     All employees are eligible to participate in a 401(k) plan. The Company made a contribution of $23,592 during the year ended December 31, 1997. The Company is required to contribute 12% of employee contributions to the plan in matching contributions.

(7)  SUBSEQUENT EVENT (UNAUDITED)

     Subsequent to December 31, 1997, Consolidated Graphics, Inc., a consolidator in the highly fragmented commercial printing industry, acquired certain assets and assumed certain liabilities of Image Systems, Inc. pursuant to an Asset Purchase Agreement dated May 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Boards of Directors
Woodman Printing Enterprises:

     We have audited the accompanying combined balance sheet of Woodman Printing Enterprises as of December 31, 1997, and the related combined statements of earnings, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Woodman Printing Enterprises as of December 31, 1997, and the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Wichita, Kansas
March 14, 1998

                          WOODMAN PRINTING ENTERPRISES
                            COMBINED BALANCE SHEETS

                                         MARCH 31,     DECEMBER 31,
                                           1998            1997
                                        -----------    ------------
                                        (UNAUDITED)     (AUDITED)
               ASSETS
CURRENT ASSETS
     Cash and cash equivalents.......   $   --         $  1,801,125
     Accounts receivable, less
      allowance for doubtful accounts
      of $228,494 and $231,735 at
      March 31, 1998, and December
      31, 1997,
       respectively..................     5,676,019       4,759,767
     Inventories.....................     3,258,706       2,829,633
     Deposits........................       119,837         135,957
     Prepaid expenses and other......       126,746         130,344
                                        -----------    ------------
          Total current assets.......     9,181,308       9,656,826
PROPERTY, PLANT AND EQUIPMENT
     Land............................       568,798         568,798
     Buildings and improvements......     3,398,072       3,377,387
     Machinery and equipment.........    21,871,844      21,788,678
                                        -----------    ------------
                                         25,838,714      25,734,863
     Less accumulated depreciation
      and amortization...............    11,731,235      11,285,704
                                        -----------    ------------
                                         14,107,479      14,449,159
OTHER ASSETS
     Notes receivable from
      employees......................        19,285          25,516
     Cash surrender value of life
      insurance, net of loans of
      $45,538 and $45,538 at March
      31, 1998, and December 31,
      1997, respectively.............       162,972         162,972
     Goodwill, net of accumulated
      amortization of $84,063 and
      $71,828 at March 31, 1998, and
      December 31,1997,
      respectively...................       564,265         576,500
     Other...........................       111,245          96,401
                                        -----------    ------------
                                            857,767         861,389
                                        -----------    ------------
                                        $24,146,554    $ 24,967,374
                                        ===========    ============

        The accompanying notes are an integral part of these statements.

                          WOODMAN PRINTING ENTERPRISES
                            COMBINED BALANCE SHEETS

                                         MARCH 31,     DECEMBER 31,
                                           1998            1997
                                        -----------    ------------
                                        (UNAUDITED)     (AUDITED)
   LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES
     Revolving line of credit........   $ 4,397,053    $  5,527,165
     Current maturities of long-term
     debt............................     1,744,911       4,504,903
     Current maturities of capital
      lease obligations..............       729,303         729,303
     Accounts payable................     2,321,841       1,245,949
     Customer deposits...............       322,852         239,336
     Accrued liabilities
          Salaries, wages and
        commissions..................       619,068         400,496
          Vacation pay...............       445,764         445,764
          Other......................       217,014         332,483
                                        -----------    ------------
               Total current
                liabilities..........    10,797,806      13,425,399
LONG-TERM LIABILITIES, less current
  maturities
     Revolving line of credit........       --              --
     Long-term debt..................     4,179,883       1,961,884
     Capital lease obligations.......     4,881,302       5,059,428
                                        -----------    ------------
               Total long-term
                liabilities..........     9,061,185       7,021,312
OWNERS' EQUITY
     Printing, Inc.
       Common stock, $1 par value per
        share
          Authorized -- 1,000,000
              shares.................
       Issued 515,200 shares at March
        31, 1998 and December 31,
        1997, of which 414,741 shares
        are held as treasury stock at
        March 31, 1998, and December
        31, 1997.....................       515,200         515,200
     Mercury Web Printing, Inc.
       Common stock, $1 par value per
        share
          Authorized -- 1,000,000
              shares
          Issued and
              outstanding -- 10,000
              shares at March 31,
              1998, and December 31,
              1997...................        10,000          10,000
     Web Graphics, Inc.
       Common stock, $1 par value per
        share
          Authorized -- 100,000
              shares
          Issued and
              outstanding -- 1,000
              shares at March 31,
              1998, and December 31,
              1997...................         1,000           1,000
     Gilprin, LLC -- member's
     deficit.........................      (716,816)       (613,652)
     Serco Forms LLC -- member's
     deficit.........................      (228,642)        (97,227)
     Additional paid-in capital......       738,999         738,999
     Retained earnings -- C
     corporation.....................     4,914,610       4,914,610
     Retained earnings -- S
     corporations....................     2,890,230       2,888,751
     Loans receivable from owner.....    (1,063,313)     (1,063,313)
     Treasury stock, at cost.........    (2,773,705)     (2,773,705)
                                        -----------    ------------
               Total owners'
                equity...............     4,287,563       4,520,663
                                        -----------    ------------
                                        $24,146,554    $ 24,967,374
                                        ===========    ============

                          WOODMAN PRINTING ENTERPRISES
                        COMBINED STATEMENTS OF EARNINGS

                                               THREE MONTHS ENDED
                                                   MARCH 31,              YEAR ENDED
                                           --------------------------    DECEMBER 31,
                                              1998           1997            1997
                                           -----------    -----------    ------------
                                                  (UNAUDITED)             (AUDITED)
Net sales...............................   $ 9,213,255    $ 8,574,431    $ 37,970,127
Cost of sales...........................     7,013,768      6,213,422      28,514,116
                                           -----------    -----------    ------------
Gross profit............................     2,199,487      2,361,009       9,456,011
Operating expenses
     Selling............................       825,170        619,005       2,737,961
     General and administrative.........     1,230,005      1,019,515       4,703,409
                                           -----------    -----------    ------------
                                             2,055,175      1,638,520       7,441,370
                                           -----------    -----------    ------------
Earnings from operations................       144,312        722,489       2,014,641
Other income (expense)
     Interest expense...................      (374,587)      (363,961)     (1,397,900)
     Gain on sale of equipment..........       --             --              188,418
     Miscellaneous......................        53,265        173,303         171,810
                                           -----------    -----------    ------------
                                              (321,322)      (190,658)     (1,037,672)
                                           -----------    -----------    ------------
          NET EARNINGS (LOSS)...........   $  (177,010)   $   531,831    $    976,969
                                           ===========    ===========    ============

        The accompanying notes are an integral part of these statements.

                          WOODMAN PRINTING ENTERPRISES
                      COMBINED STATEMENT OF OWNERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                 COMMON STOCK
                                       --------------------------------                MEMBER
                                                    MERCURY                MEMBER      EQUITY                  RETAINED
                                                      WEB        WEB       EQUITY      SERCO     ADDITIONAL    EARNINGS
                                       PRINTING,   PRINTING,   GRAPHICS,  GILPRIN,     FORMS      PAID-IN          C
                                         INC.        INC.        INC.        LLC        LLC       CAPITAL     CORPORATION
                                       ---------   ---------   --------   ---------   --------   ----------   -----------
Balance at December 31, 1996.........  $ 515,200    $10,000     $1,000    $(146,050)  $  --       $738,999     $4,914,610
Capital contribution upon formation
  of Serco Forms LLC.................     --          --         --          --          1,000      --            --
Net earnings (loss)..................     --          --         --        (227,806)   (98,227)     --            --
Distributions........................     --          --         --        (239,796)     --         --            --
Net decrease in loans receivable from
  owner..............................     --          --         --          --          --         --            --
                                       ---------   ---------   --------   ---------   --------   ----------   -----------
Balance at December 31, 1997.........  $ 515,200    $10,000     $1,000    $(613,652)  $(97,227)   $738,999     $4,914,610
                                       =========   =========   ========   =========   ========   ==========   ===========


                                         RETAINED       LOANS
                                         EARNINGS     RECEIVABLE
                                            S            FROM        TREASURY
                                       CORPORATIONS     OWNER         STOCK         TOTAL
                                       ------------   ----------   ------------  -----------
Balance at December 31, 1996.........   $2,232,839    $(1,093,313) $ (2,773,705) $ 4,399,580
Capital contribution upon formation
  of Serco Forms LLC.................      --             --            --             1,000
Net earnings (loss)..................    1,303,002        --            --           976,969
Distributions........................     (647,090)       --            --          (886,886)
Net decrease in loans receivable from
  owner..............................      --             30,000        --            30,000
                                       ------------   ----------   ------------  -----------
Balance at December 31, 1997.........   $2,888,751    $(1,063,313) $ (2,773,705) $ 4,520,663
                                       ============   ==========   ============  ===========

        The accompanying notes are an integral part of these statements.

                          WOODMAN PRINTING ENTERPRISES
                       COMBINED STATEMENTS OF CASH FLOWS

                                       THREE MONTHS ENDED MARCH 31,
                                                                       YEAR ENDED
                                       ----------------------------   DECEMBER 31,
                                            1998           1997           1997
                                       --------------  ------------   -------------
                                               (UNAUDITED)              (AUDITED)
Cash flows from operating activities
  Net earnings (loss)................  $     (177,010) $    531,831    $    976,969
  Adjustments to reconcile net
     earnings to net cash provided by
     operating activities............
       Depreciation and
          amortization...............         472,206       431,303       2,029,078
       Provision for losses on
          accounts receivable........           3,241       --               10,764
       (Gain) loss on sale of
          equipment..................          (6,650)        7,802        (188,418)
       Change in assets and
         liabilities net of effect of
         acquisition of a business...
          Increase in trade
             receivables.............        (919,493)     (306,322)       (127,447)
          (Increase) decrease in
             inventories.............        (429,073)      187,324       1,152,542
          (Increase) decrease in
             other assets............          85,153       273,678         (94,148)
          Increase in accounts
             payable.................       1,075,892       280,902          76,948
          Increase in accrued
             liabilities.............         103,103        56,594           4,770
          Increase (decrease) in
             customer deposits.......          83,516      (119,931)        (43,863)
                                       --------------  ------------   -------------
             Net cash provided by
             operating activities....         290,885     1,343,181       3,797,195
Cash flows from investing
  activities.........................
  Proceeds from sale of equipment....          24,813       --              381,500
  Purchase of property, plant and
     equipment.......................        (210,502)     (316,653)     (3,337,691)
  Decrease in funds held by
     trustee.........................        --             --               71,743
                                       --------------  ------------   -------------
       Net cash used in investing
          activities.................        (185,689)     (316,653)     (2,884,448)
Cash flows from financing
  activities.........................
  Net payments on loans receivable
     from owner......................        --             262,000          30,000
  Net (payments) proceeds from
     revolving line of credit........      (1,130,112)     (423,159)        802,458
  Proceeds from long-term debt.......        --             --            3,906,999
  Payments on long-term debt.........        (541,993)     (356,255)     (2,504,769)
  Distributions to owners............         (56,090)     (137,424)       (886,886)
  Capital contribution by owner......        --             --                1,000
  Payments on capital lease
     obligations.....................        (178,126)     (164,021)       (668,583)
                                       --------------  ------------   -------------
          Net cash provided by (used
             in) financing
             activities..............      (1,906,321)     (818,859)        680,219
                                       --------------  ------------   -------------
Net increase (decrease) in cash and
  cash equivalents...................      (1,801,125)      207,669       1,592,966
Cash and cash equivalents at
  beginning of period................       1,801,125       208,159         208,159
                                       --------------  ------------   -------------
Cash and cash equivalents at end of
  period.............................  $     --        $    415,828    $  1,801,125
                                       ==============  ============   =============

        The accompanying notes are an integral part of these statements.

                          WOODMAN PRINTING ENTERPRISES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE A -- SUMMARY OF ACCOUNTING POLICIES

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows.

  1.  PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Printing, Inc., Mercury Web Printing, Inc., Web Graphics, Inc., Gilprin, LLC and Serco Forms LLC (the Companies). Serco Forms LLC was formed during 1997 and acquired certain assets of Service Business Forms Company, Ltd. on September 8, 1997. Gilprin, LLC was formed during 1996 and acquired the operating assets of Gilliland Printing, Inc. on May 15, 1996. The Companies have a common controlling owner and shared management. At December 31, 1997, Printing, Inc., Mercury Web Printing, Inc. and Web Graphics, Inc. were wholly owned by one individual, who also owned 98% of Gilprin, LLC and 50% of Serco Forms LLC. The other 2% of Gilprin, LLC is owned by Printing, Inc. and the other 50% of Serco Forms LLC is owned by Web Graphics, Inc. Significant intercompany accounts and transactions have been eliminated.

  2.  BUSINESS ACTIVITY

     The five entities which encompass "Woodman Printing Enterprises" cover a broad spectrum of the graphic arts industry.

     Printing, Inc. is a regional company in the general/commercial printing market while the other companies offer complimentary, niche products and services. Product categories include direct mail, catalog/brochure P.O.S., label and packaging, art litho reproduction, technical literature, response vehicles, business forms and perfect bound books. Woodman Printing Enterprises serves a diverse client base located primarily in the midwest. Three customers in 1997 comprised 20.6% of combined sales.

  3.  INVENTORIES

     Inventories of Printing, Inc., Mercury Web Printing, Inc., Gilprin, LLC and Serco Forms LLC are stated at the lower of cost (average cost method) or market. Inventories at Web Graphics, Inc. are stated at the lower of cost (last-in, first-out (LIFO) method for paper inventory and first-in, first-out (FIFO) method for other raw materials) or market. Work in process and finished goods at all Companies are costed using a form of standard costing.

  4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are carried at cost. Depreciation is computed using the straight-line method applied to the cost of the asset less estimated salvage or residual value (if any) over the following estimated lives:

Buildings and improvements..............  5 - 40 years
Machinery and equipment.................  3 - 15 years

     The Companies have established book residual values on certain major pieces of equipment and buildings of $3,968,545 at December 31, 1997. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs is charged to operations as incurred; significant renewals and betterments are capitalized.

                          WOODMAN PRINTING ENTERPRISES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  5.  GOODWILL

     Goodwill relates to Gilprin, LLC's acquisition of Gilliland Printing, Inc.'s operating assets and represents the cost of the acquisition in excess of the fair value of its net assets at the date of acquisition. The Company amortizes goodwill on the straight-line method over fifteen years.

  6.  INCOME TAXES

     Printing, Inc. and Web Graphics, Inc. elected effective October 1, 1992 and Mercury Web Printing, Inc. elected at incorporation to be taxed under the S corporation provisions of the Internal Revenue Code. Gilprin, LLC and Serco Forms LLC were formed as limited liability companies. S corporations and limited liability companies are taxed at the individual stockholder or member level on their respective share of the Companies' taxable income. Therefore, no provision for income tax expense has been provided for on the Companies' taxable income. Printing, Inc. and Web Graphics are subject to corporate income taxes on built-in gains representing asset appreciation that occurred before October 1, 1992 if those assets are sold during the following ten years.

  7.  CASH EQUIVALENTS

     The Companies consider all highly liquid investments with a maturity of three months or less to be cash equivalents.

  8.  USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B -- INVENTORIES

     Inventories at December 31, 1997, consisted of:

Raw materials...........................  $  1,660,444
Work in process.........................       701,554
Finished goods..........................       477,437
Less LIFO reserve.......................        (9,802)
                                          ------------
                                          $  2,829,633
                                          ============

NOTE C -- REVOLVING LINE OF CREDIT

     The Companies have revolving line of credit agreements with combined maximum borrowings of $8,000,000. Combined borrowings under the agreements at December 31, 1997 were $5,527,165. The amounts available under the agreements are limited based on a percentage of acceptable receivable and inventory collateral. The agreements mature on April 30, 1998. Interest is payable monthly at .75% over the bank's prime rate. The effective interest rate at December 31, 1997 was 9.25%. The agreements are collateralized by accounts receivable, inventory and unencumbered equipment and are guaranteed by the Companies' owner. The agreements require maintenance of certain financial loan covenants relating to minimum tangible net worth, debt service coverage, debt to tangible net worth and working capital on a combined company basis which is tested quarterly.

     At December 31, 1997, the Companies were not in compliance with the debt to tangible net worth and working capital convenants. Subsequent to year-end, the Companies obtained a waiver from

                          WOODMAN PRINTING ENTERPRISES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the bank, which waives both covenant violations at December 31, 1997, and the working capital covenant violations through April 30, 1998.

     The Companies have an interest rate swap agreement to manage the impact of changes in interest rates on its floating rate revolving note. The agreement provides for the exchange of a floating rate for a fixed rate without the exchange of the underlying notional amount. The adjustment amount is calculated monthly for the difference between the fixed rate (9.125%) and a specified floating prime rate (8.5% at December 31, 1997) applied to the notional amount of $2,500,000. The swap agreement expires in July 2000 and may be terminated earlier by the Companies. The estimated value of the swap agreement at December 31, 1997, based on the current market rate, approximates a net payable of $36,975. The counter-party to this agreement is a major bank with which the Companies have other financial relationships and management believes there is minimal credit risk.

NOTE D -- LONG-TERM DEBT

     Long-term debt at December 31, 1997, consists of the following:

8.1% note payable, due in monthly
  installments of $31,272 including
  interest, due in June
  2000 -- collateralized by a
  Heidelberg Web Offset Press with a
  net book value of $1,150,476 and
  guaranteed by the Companies'
  owner..............................  $    819,466
8.45% note payable, due in monthly
  payments of $10,697 with the
  remaining principal and interest
  due August 2000 -- collateralized
  by a building and guaranteed by the
  Companies' owner...................       835,722
10% note payable to former
  stockholders, due in annual
  principal installments of $100,000,
  which commenced on February 1,
  1996 -- collateralized by a portion
  of the stock of Printing, Inc. ....       500,000
9.71% note payable to bank, due in
  monthly installments of $44,320
  including interest, due June
  2002(a)............................     1,986,354
9.65% note payable to bank, due in
  monthly installments of $42,831
  including interest, due June
  2001(a)............................     1,522,768
7.78%-9% notes payable, due in
  monthly installments (currently
  $20,838 per month) including
  interest, with maturity dates
  ranging from December 1998 through
  January 2000 -- collateralized by
  equipment. Several of the notes are
  guaranteed by the Companies'
  owner..............................       352,667
9% note payable to an individual, due
  in monthly installments of $5,087
  including interest, due in May
  1999 -- guaranteed by the
  Companies' owner...................        80,924
10% note payable to Gilliland
  Printing, Inc., payable in monthly
  installments of $7,384 through May
  1, 1997 and then $13,284 through
  May 1, 1999 -- guaranteed by the
  Companies' owner...................       209,751
8.50% note payable to bank, due in
  monthly installments of $2,645
  including interest, due July
  2001 -- collateralized by certain
  vehicles and guaranteed by the
  Companies' owner...................        97,270
Other................................        61,865
                                       ------------
                                          6,466,787
Less current maturities..............     4,504,903
                                       ------------
                                       $  1,961,884
                                       ============

                          WOODMAN PRINTING ENTERPRISES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Maturities of long-term debt at December 31, 1997 are as follows:

1998.................................  $  4,504,903
1999.................................       749,841
2000.................................       994,641
2001.................................       117,402
2002.................................       100,000
                                       ------------
                                       $  6,466,787
                                       ============

(a) The notes are subject to the same loan agreement as discussed in Note C. Accordingly, if the revolving note in Note C is not renewed, these notes are callable under the loan agreement on April 30, 1998. As such, the notes have been reflected in their entirety in the current portion of long-term debt on the balance sheet at December 31, 1997.

NOTE E -- RELATED PARTY TRANSACTIONS

     The Companies have loans receivable from their owner of $1,063,313 at December 31, 1997. The loans bear interest at the annual short-term applicable federal rate. Interest income recognized on these loans was $73,011 in 1997. As the Companies' owner effectively controls when these loans will be repaid they have been reflected in the financial statements as a reduction of owners' equity.

     The Companies paid their owner a fee for guaranteeing the long-term debt of the Companies. This fee amounted to $150,000 in 1997.

NOTE F -- LEASES

     On December 31, 1995, Printing, Inc. entered into an agreement with the City of Wichita, Kansas to issue $2,511,724 in industrial revenue bonds. The proceeds of the bonds were used to acquire land, improvements and equipment titled to the City of Wichita but leased by the company for use in operations. Property acquired through this financing arrangement is exempt from property taxes for a period of up to ten years. At the end of the ten-year period, the title transfers to the Company in exchange for a nominal transfer fee paid to the City of Wichita.

     The lease for the property and equipment acquired with the proceeds of the 1995 Series A Industrial Revenue Bonds is classified as a capital lease and provides, among other things, for monthly rental payments to the Trustee for payment of underlying bond principal and interest at a rate of 8% on the principal balance beginning January 20, 1996 through December 20, 2000 at which time the interest shall be 2.35% above the two-year United States Treasury Note until maturity at December 20, 2002.

     On March 1, 1996, Printing, Inc. entered into an agreement with the City of Wichita, Kansas to issue $4,148,700 in industrial revenue bonds. The proceeds were used to acquire building improvements and equipment titled to the City of Wichita but leased by the Company for use in operations. Property acquired through this financing arrangement may be exempted from property taxes for a period of up to ten years. At the end of the ten-year period, the title transfers to the Company in exchange for a nominal transfer fee paid to the City of Wichita.

     The lease for the property and equipment acquired with the proceeds of the 1996 Series A Industrial Revenue Bonds is classified as a capital lease and provides, among other things, for monthly rental payments to the Trustee for payment of underlying bond principal and interest at a rate of 8.35% on the principal balance beginning April 20, 1996 through March 20, 2003.

                          WOODMAN PRINTING ENTERPRISES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     During 1996, as a part of the acquisition of the operating assets of Gilliland Printing, Inc., Gilprin, LLC assumed various capital equipment leases.

     Property, plant and equipment includes the following leased property under capital leases at December 31, 1997:

Property, plant and equipment...........  $    7,298,947
Less accumulated amortization...........      (1,425,624)
                                          --------------
                                          $    5,873,323
                                          ==============

     The Companies lease certain other equipment and buildings under long-term leases which are classified as operating leases and expire in various years through the year ending December 31, 2000. The leases generally provide that insurance and maintenance expenses are obligations of the Companies. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases.

     The following is a schedule of future minimum lease payments for capital leases and operating leases with initial or remaining terms in excess of one year:

                                        OPERATING     CAPITAL
                                         LEASES        LEASES
                                        ---------   ------------
Year ending December 31
     1998............................   $ 377,300   $  1,184,799
     1999............................     172,798      1,161,467
     2000............................     110,023      1,138,259
     2001............................      --          1,085,136
     2002............................      --          1,069,171
     Thereafter......................      --          1,800,428
                                        ---------   ------------
Total minimum lease payments.........   $ 660,121      7,439,260
                                        =========
Less amount representing interest....                  1,650,529
                                                    ------------
Present value of net minimum lease
  payments...........................                  5,788,731
Less current portion of lease
  obligations........................                    729,303
                                                    ------------
                                                    $  5,059,428
                                                    ============

     Rental expense for all operating leases was $365,806 for the year ended December 31, 1997.

NOTE G -- EMPLOYEE BENEFIT PLANS

     Printing, Inc. participates in the GCIU pension plan, a multi-employer defined benefit pension plan for lithographic union employees covered under the collective bargaining agreement. The Company's union contract requires the Company to pay a percentage of participating employees hourly wages to the pension plan. The Company's contributions which are expensed when paid were $126,742 in 1997. Management believes, in general, that this contractual payment arrangement is the extent of the Company's obligation. However, this plan is a multi-employer, union-sponsored, defined benefit plan, and governmental regulations impose certain requirements on employers relative to unfunded pension obligations of defined benefit multi-employer plans. In the event of a plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits. As of April 30, 1997, there was no withdrawal liability on the GCIU plan. The

                          WOODMAN PRINTING ENTERPRISES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Company has not received information from the plan administrators to determine its share of unfunded vested benefits, if any.

     The Companies participate in 401(k) plans covering all eligible employees. Contributions by the Companies and the participants are based on the compensation of participants. The Companies contributed $102,492 to these plans during the year ended December 31, 1997.

NOTE H -- DISTRIBUTIONS

     The Companies make distributions to their owners for the purpose of paying federal and state income taxes, including required estimated tax payments associated with the Companies' taxable income which must be reported on the individual owners' income tax returns. The Companies also make distributions unrelated to the owners' federal and state income taxes.

NOTE I -- SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the year for
interest.............................  $  1,442,176

NOTE J -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments at December 31, 1997.

     CASH AND CASH EQUIVALENTS: The balance sheet carrying amounts for cash and cash equivalents approximate the estimated fair values of such assets.

     LOANS RECEIVABLE FROM OWNER: The carrying amount approximates fair value as the notes have floating interest rates.

     REVOLVING LINE OF CREDIT: The carrying amount approximates fair value due to the floating interest rate.

     LONG-TERM DEBT: The fair value of the Companies' long-term debt is estimated based upon borrowing rates available for bank loans with similar terms using discounted cash flow calculations.

     CAPITAL LEASE OBLIGATIONS: The fair value of the Companies' capital lease obligations is based on rates available for obligations with similar terms using discounted cash flow calculations.

     INTEREST RATE SWAP AGREEMENT: The fair value is the estimated cost to terminate the agreement based on the current market rate of interest.

                          WOODMAN PRINTING ENTERPRISES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table provides summary information on the fair value of financial instruments. Such information does not purport to represent the aggregate net fair value of the Companies. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which are subject to change. The carrying amounts are the amounts at which the financial instruments are reported in the combined financial statements.

                                            CARRYING        ESTIMATED
                                            AMOUNT OF     FAIR VALUE OF
                                           ASSETS AND      ASSETS AND
                                           (LIABILITIES)  (LIABILITIES)
                                           -----------    -------------
Cash and cash equivalents...............   $ 1,801,125     $  1,801,125
Loans receivable from owner.............     1,063,313        1,063,313
Revolving line of credit................    (5,527,165)      (5,527,165)
Long-term debt..........................    (6,466,787)      (6,424,966)
Capital lease obligations...............    (5,788,731)      (5,794,693)
Interest rate swap agreement............       --               (36,975)

NOTE K -- INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying interim financial statements as of March 31, 1998 and 1997, and for the three month periods then ended, have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of interim results have been included. Results of operations for interim periods are not necessarily indicative of the results that might be expected in any future period.

NOTE L -- SUBSEQUENT EVENT (UNAUDITED)

     Subsequent to December 31, 1997, Consolidated Graphics, Inc., a consolidator in the highly fragmented commercial printing industry, acquired Woodman Printing Enterprises pursuant to an Agreement and Plan of Reorganization dated June 1998.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Printing Corporation of America:

     We have audited the accompanying balance sheet of Printing Corporation of America as of July 31, 1998, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Printing Corporation of America as of July 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG LLP
KPMG LLP

Houston, Texas
September 8, 1998

                        PRINTING CORPORATION OF AMERICA
                                 BALANCE SHEET
                                 JULY 31, 1998

               ASSETS
Current assets:
     Cash............................  $      3,500
     Accounts receivable, net of an
      allowance for doubtful accounts
      of $13,220.....................     2,630,754
     Income taxes receivable.........        41,157
     Inventories.....................       402,900
     Prepaid expenses and other
      current assets.................       189,767
     Due from shareholders and
      employees (note 4).............         6,136
     Deferred tax asset (note 8).....        34,459
                                       ------------
          Total current assets.......     3,308,673
Property and equipment, net (note
  3).................................     1,717,126
Other assets.........................        55,007
                                       ------------
                                       $  5,080,806
                                       ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term
      debt and obligation under
      capital lease (note 6).........  $    381,330
     Accounts payable................       661,086
     Accrued liabilities (note 2)....       521,150
                                       ------------
          Total current
           liabilities...............     1,563,566
Line of credit (note 5)..............     1,179,341
Long-term debt and obligation under
  capital lease, net of current
  portion (note 6)...................     1,131,368
     Commitments and contingencies
      (note 7)
Shareholders' equity:
     Common stock, no par value;
      5,000 shares authorized; 1,200
      issued and
       outstanding...................       101,200
     Retained earnings...............     1,105,331
                                       ------------
          Total shareholders'
           equity....................     1,206,531
                                       ------------
                                       $  5,080,806
                                       ============

                See accompanying notes to financial statements.

                        PRINTING CORPORATION OF AMERICA
                                INCOME STATEMENT
                            YEAR ENDED JULY 31, 1998

Sales................................  $   20,358,276
Cost of sales........................      12,951,885
                                       --------------
     Gross profit....................       7,406,391
General and administrative
  expenses...........................       6,915,749
                                       --------------
     Operating income................         490,642
Interest expense.....................         258,346
Other expenses.......................          47,205
                                       --------------
     Income before income taxes......         185,091
Income tax expense (note 8)..........          60,284
                                       --------------
     Net income......................  $      124,807
                                       ==============

                See accompanying notes to financial statements.

                        PRINTING CORPORATION OF AMERICA
                       STATEMENT OF SHAREHOLDERS' EQUITY
                            YEAR ENDED JULY 31, 1998

                                           COMMON STOCK
                                       ---------------------   RETAINED
                                        SHARES      AMOUNT     EARNINGS       TOTAL
                                       ---------  ----------  -----------  -----------
Balance, July 31, 1997...............      1,200  $  101,200      980,524    1,081,724
Net income...........................     --          --          124,807      124,807
                                       ---------  ----------  -----------  -----------
Balance, July 31, 1998...............      1,200  $  101,200    1,105,331    1,206,531
                                       =========  ==========  ===========  ===========

                See accompanying notes to financial statements.

                        PRINTING CORPORATION OF AMERICA
                            STATEMENT OF CASH FLOWS
                            YEAR ENDED JULY 31, 1998

Operating activities:
     Net income......................  $    124,807
     Adjustments to reconcile net
      income to net cash provided by
      operating activities:
          Depreciation and
           amortization..............       632,114
          Net gain on disposal of
           equipment.................       (14,752)
          Bad debt expense...........        70,097
          Deferred taxes.............         4,320
          Changes in assets and
           liabilities:
               Accounts receivable...       (53,667)
               Inventories...........        32,631
               Prepaid expenses and
                other assets.........       (34,459)
               Due from officers and
                employers............           284
               Accounts payable and
                accrued
                liabilities..........       292,556
                                       ------------
                     Net cash
                    provided by
                    operating
                    activities.......     1,053,931
                                       ------------
Investing activities:
     Purchases of equipment..........      (412,377)
     Proceeds from disposition of
      equipment......................        48,631
                                       ------------
                     Net cash used in
                    investing
                    activities.......      (363,746)
                                       ------------
Financing activities:
     Payments on long-term debt......      (495,340)
     Payments on line of credit,
      net............................      (164,659)
     Payments on obligation under
      capital lease..................       (31,240)
                                       ------------
                     Net cash used in
                    financing
                    activities.......      (691,239)
Net decrease in cash.................        (1,054)
Cash at beginning of year............         4,554
                                       ------------
Cash at end of year..................  $      3,500
                                       ============
Supplemental cash flow information:
     Interest paid during the year...  $    258,346
     Income taxes paid during the
      year...........................       101,024
                                       ============

                See accompanying notes to financial statements.

                        PRINTING CORPORATION OF AMERICA
                         NOTES TO FINANCIAL STATEMENTS
                                 JULY 31, 1998

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies of the Company reflect industry practices and conform to generally accepted accounting principles. The more significant of such accounting policies are described below.

  (A)  DESCRIPTION OF BUSINESS

     Printing Corporation of America (the Company), a corporation located in Timonium, Maryland, provides general commercial printing services relating to the production of such documents as training manuals, product and capability brochures, catalogs, direct mail pieces and other promotional material, all of which tend to be recurring in nature. The Company was founded in July 1973 and is incorporated in the State of Maryland.

  (B)  REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

     The Company recognizes revenue upon delivery of each job. Losses, if any, on jobs are recognized at the earliest date such amount is determinable. The Company derives the majority of its revenues from sales and services to a broad and diverse group of customers.

  (C)  INVENTORIES

     Inventories are valued at the lower of cost or market value utilizing the first-in, first-out method for raw materials and the specific identification method for work in progress and finished goods. The carrying values of inventories at July 31, 1998 are set forth below:

Raw materials...........................  $  204,165
Work in progress........................     198,735
                                          ----------
                                          $  402,900
                                          ==========

  (D)  FEDERAL INCOME TAXES

     The Company is applying the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (E)  USE OF ESTIMATES

     The preparation of the accompanying financial statements requires the use of certain estimates by management in determining the Company's assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  (F)  PLANT AND EQUIPMENT

     Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. The cost of major renewals and betterments is capitalized; repairs and maintenance costs are expensed when incurred. Depreciation is provided by use of the straight-line and declining-balance methods. These methods amortize the cost of the various classes of assets within

                        PRINTING CORPORATION OF AMERICA
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

the periods of expected use. Depreciation and amortization expense for the year ended July 31, 1998 was $632,114.

(2)  ACCRUED LIABILITIES

     The significant components of accrued liabilities at July 31, 1998 consist of the following:

Payroll and related costs...............  $  304,727
Vacation accrual........................     132,196
Other...................................      84,227
                                          ----------
                                          $  521,150
                                          ==========

(3)  PROPERTY AND EQUIPMENT

     The following is a summary of the Company's property and equipment and their estimated useful lives:

                                            JULY 31,        ESTIMATED
                                              1998        LIFE IN YEARS
                                          -------------   --------------
Buildings and leasehold improvements....  $     436,438         39
Printing presses and equipment,
  including computers...................      3,725,955        5-7
Autos and trucks........................        355,867         5
Furniture and fixtures..................        317,886        5-7
                                          -------------
                                              4,836,146
Less accumulated depreciation and
  amortization..........................     (3,119,020)
                                          -------------
                                          $   1,717,126
                                          =============

     Equipment under a capital lease at July 31, 1998 is $164,955.

(4)  RELATED PARTY TRANSACTIONS

     At July 31, 1998, the Company had outstanding receivables from shareholders totaling $5,565.

(5)  LINE OF CREDIT

     The Company has a $2,000,000 line of credit with a bank of which $1,179,341 is outstanding at July 31, 1998. The line is secured by substantially all assets of the Company. The outstanding balance accrues interest at the Eurodollar rate plus 2.5% per annum and is payable monthly. The loan matures November 1, 1999. The line of credit is personally guaranteed by the shareholders.

(6)  LONG-TERM DEBT AND OBLIGATION UNDER CAPITAL LEASE

     Long-term debt and obligation under capital lease at July 31, 1998 consist of the following:

Note payable at the Eurodollar rate
  plus 2.5 % per annum, payable in
  monthly installments of $27,491,
  plus accrued interest, commencing
  January 1, 1998; principal due
  December 1, 2002; secured by
  substantially all assets of the
  Company; personally guaranteed by
  the shareholders...................  $  1,425,513
Obligation under capital lease (note
  7).................................        87,185
                                       ------------
     Total long-term debt and
      obligation under capital
      lease..........................     1,512,698
     Less current portion............       381,330
                                       ------------
     Long-term debt and obligation
      under capital lease, excluding
      current portion................  $  1,131,368
                                       ============

                        PRINTING CORPORATION OF AMERICA
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company's debt agreements contain certain covenants, the most significant of which places certain restrictions on future borrowings and acquisitions above specified levels. The Company is also required to maintain certain financial ratios. At July 31, 1998, the Company was in compliance with all financial and other covenants set forth in the debt agreements.

     The aggregate maturities of long-term debt and future minimum capital lease payments for each of the five years subsequent to July 31, 1998 are as follows:

             YEAR ENDING
              JULY 31,
            ------------
  1999...............................  $    383,804
  2000...............................       370,325
  2001...............................       329,892
  2002...............................       329,892
  2003...............................       105,945
                                       ------------
                                          1,519,858
Less portion representing interest on
  capital lease obligation...........         7,160
                                       ------------
     Total long-term debt and
      obligation under capital
      lease..........................  $  1,512,698
                                       ============

(7)  LEASE COMMITMENTS

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) at July 31, 1998 are:

                                           OPERATING LEASES
             YEAR ENDING               ------------------------
              JULY 31,                     LAND       EQUIPMENT
            ------------               ------------   ---------
  1999...............................  $    243,087     328,872
  2000...............................       247,530     313,237
  2001...............................       256,418     308,683
  2002...............................       256,318     308,683
  2003...............................       256,318     130,311
                                       ------------   ---------
  Total commitments..................  $  1,259,671   1,389,786
                                       ============   =========

     Rent expense under operating leases was $677,808 for the year ended July 31, 1998.

(8)  INCOME TAXES

     Income tax expense for the year ended July 31, 1998 consists of the following:

                                        CURRENT    DEFERRED     TOTAL
                                       ---------   --------   ---------
U.S. federal.........................  $  43,569     4,320       47,889
State................................     12,395     --          12,395
                                       ---------   --------   ---------
                                       $  55,964     4,320       60,284
                                       =========   ========   =========

                        PRINTING CORPORATION OF AMERICA
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Income tax expense for the year ended July 31, 1998 differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income from continuing operations as a result of the following:

Computed "expected" tax............  $   62,931
State income taxes, net of federal
  income tax benefit.................       8,181
Effect of graduated tax rates........     (11,527)
Other, net...........................         699
                                       ----------
                                       $   60,284
                                       ==========

     The tax effect of the temporary difference that gives rise to the deferred tax asset at July 31, 1998 is primarily attributable to the portion of the Company's vacation accrual not deductible for tax purposes in the current year. Management believes that it is more likely than not that the Company will realize the deferred tax asset through future taxable income.

(9)  401(K) PLAN

     The Company maintains a 401(k) plan for eligible employees. According to plan terms, participants may contribute up to a certain percentage of their compensation. At the discretion of its board of directors, the Company may contribute a matching as well as an additional profit-sharing contribution. During the year ended July 31, 1998, the Company made no such contributions.

(10)  CONCENTRATION OF RISK

     During the year ended July 31, 1998, the Company acquired 66% of its raw materials from one vendor.

(11)  SUBSEQUENT EVENT (UNAUDITED)

     Subsequent to July 31, 1998, Consolidated Graphics, Inc., a consolidator in the highly fragmented commercial printing industry, accquired Printing Corporation of America pursuant to an Agreement and Plan of Reorganization dated September 1998.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Graphic Technology of Maryland, Inc.:

     We have audited the accompanying combined balance sheets of Graphic Technology of Maryland, Inc. as of December 31, 1997, and the related combined statements of income, shareholders' equity and cash flows for the year ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material mistatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Graphic Technology of Maryland, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ KPMG LLP
KPMG LLP

Houston, Texas
August 28, 1998

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
                            COMBINED BALANCE SHEETS

                                          JUNE 30,      DECEMBER 31,
                                            1998            1997
                                        ------------    ------------
                                        (UNAUDITED)      (AUDITED)
               ASSETS
Current assets:
  Cash and cash equivalents..........    $     1,400     $  188,153
  Accounts receivable, net...........      2,622,932      2,805,859
  Due from affiliates................        --             215,049
  Income taxes receivable............        107,007        258,007
  Inventories........................        634,849        437,779
  Deferred tax assets................         44,580         44,580
  Prepaid expenses and other current
  assets.............................        185,221        514,295
                                        ------------    ------------
          Total current assets.......      3,595,989      4,463,722
Property and equipment, net..........      3,114,293      3,604,567
Other assets.........................         71,684         77,120
                                        ------------    ------------
                                         $ 6,781,966     $8,145,409
                                        ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt
     and obligations under capital
     leases..........................    $ 1,462,466     $1,506,132
  Accounts payable...................      2,031,375      2,042,772
  Accrued liabilities................        443,258        617,490
  Due to affiliates..................        206,881        516,711
                                        ------------    ------------
          Total current
        liabilities..................      4,143,980      4,683,105
Long-term debt and obligations under
  capital leases, net of current
  portion............................        892,033      1,258,420
Deferred tax liability, net..........         99,790        297,790
Commitments and contingencies........        --             --
Shareholders' equity:
  Common stock, $1 par value; 2,000
     shares authorized; 1,000 issued
     and outstanding.................          1,000          1,000
  Additional paid-in capital.........      1,099,942      1,099,942
  Retained earnings..................        545,221        805,152
                                        ------------    ------------
          Total shareholders'
        equity.......................      1,646,163      1,906,094
                                        ------------    ------------
                                         $ 6,781,966     $8,145,409
                                        ============    ============

            See accompanying notes to combined financial statements.

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
                           COMBINED INCOME STATEMENTS

                                       SIX MONTHS ENDED JUNE 30,
                                       --------------------------      YEAR ENDED
                                           1998          1997       DECEMBER 31, 1997
                                       ------------  ------------   -----------------
                                              (UNAUDITED)               (AUDITED)
Sales................................  $  8,261,086  $  9,170,754      $18,203,045
Cost of sales........................     6,730,725     7,250,247       14,186,326
                                       ------------  ------------   -----------------
     Gross profit....................     1,530,361     1,920,507        4,016,719
Selling, general and administrative
  expenses...........................     2,048,964     2,324,888        4,454,027
                                       ------------  ------------   -----------------
     Operating loss..................      (518,603)     (404,381)        (437,308)
Interest expense.....................      (122,986)     (162,286)        (315,858)
Other, net...........................       183,658       202,600          119,548
                                       ------------  ------------   -----------------
     Loss before income taxes........      (457,931)     (364,067)        (633,618)
Income tax benefit...................      (198,000)     (132,204)        (247,700)
                                       ------------  ------------   -----------------
     Net loss........................  $   (259,931) $   (231,863)     $  (385,918)
                                       ============  ============   =================

            See accompanying notes to combined financial statements.

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                          COMMON STOCK      ADDITIONAL
                                        ----------------     PAID-IN       RETAINED
                                        SHARES    AMOUNT     CAPITAL       EARNINGS       TOTAL
                                        ------    ------    ----------    ----------   ------------
Balance, December 31, 1996...........    1,000    $1,000    $1,099,942    $1,191,070   $  2,292,012
Net loss.............................     --        --          --          (385,918)      (385,918)
                                        ------    ------    ----------    ----------   ------------
Balance, December 31, 1997...........    1,000    $1,000    $1,099,942    $  805,152   $  1,906,094
                                        ======    ======    ==========    ==========   ============

            See accompanying notes to combined financial statements.

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
                       COMBINED STATEMENTS OF CASH FLOWS

                                            SIX MONTHS ENDED
                                                JUNE 30,              YEAR ENDED
                                       --------------------------    DECEMBER 31,
                                           1998          1997            1997
                                       ------------  ------------    ------------
                                              (UNAUDITED)             (AUDITED)
Net loss.............................  $   (259,931) $   (231,863)    $ (385,918)
  Adjustments to reconcile net loss
   to net cash provided by operating
   activities:
     Depreciation and amortization...       547,290       551,887      1,149,036
     Loss on disposal of assets......       --            --             127,612
     Deferred income taxes...........      (198,000)      (76,894)      (153,780)
     Other...........................       (20,473)      (21,654)       --
     Changes in assets and
     liabilities:
       Accounts receivable...........       182,927      (343,620)      (126,611)
       Income taxes receivable.......       151,000       (55,310)      (204,002)
       Inventories...................      (197,070)       28,000         94,277
       Prepaid expenses and other
       current assets................       329,074      (148,174)       282,433
       Other assets..................         5,436        16,673        104,319
       Accounts payable and accrued
          liabilities................      (185,629)      483,179       (264,758)
       Due to/from affiliates, net...       (94,781)      --             479,757
                                       ------------  ------------    ------------
          Net cash provided by
             operating activities....       259,823       202,224      1,102,365
                                       ------------  ------------    ------------
Investing activities:
  Purchases of property and
  equipment..........................       (36,523)      (22,621)      (463,267)
  Proceeds from sale of property and
  equipment..........................       --            --               8,601
                                       ------------  ------------    ------------
          Net cash used in investing
          activities.................       (36,523)      (22,621)      (454,666)
                                       ------------  ------------    ------------
Financing activities:
  Payments on long-term debt and
     capital lease obligations.......      (410,053)     (353,130)      (982,368)
  Proceeds from long-term debt.......       --            --             250,000
  Proceeds from line of credit,
  net................................       --            --              99,295
                                       ------------  ------------    ------------
          Net cash used in financing
          activities.................      (410,053)     (353,130)      (633,073)
                                       ------------  ------------    ------------
Net increase (decrease) in cash and
cash equivalents.....................      (186,753)     (173,527)        14,626
Cash and cash equivalents at
beginning of period..................       188,153       173,527        173,527
                                       ------------  ------------    ------------
  Cash and cash equivalents at end of
  period.............................  $      1,400  $    --          $  188,153
                                       ============  ============    ============

            See accompanying notes to combined financial statements.

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

(1)  BUSINESS DESCRIPTION AND PRINCIPLES OF COMBINATION

     Graphic Technology of Maryland, Inc. (the Company), a Maryland corporation, provides general commercial printing services relating to the production of such documents as annual reports, training manuals, product and capability brochures, catalogs, direct mail pieces and other promotional material, all of which tend to be recurring in nature. The Company is a 70% owned subsidiary of The Lincoln Group, Inc. The remaining 30% is owned by two employees. The Company has one plant located in Annapolis Junction, Maryland.

     The combined financial statements of the Company include the financial statements of Graphic Technology of Maryland, Inc. and Flexographic Technology, Inc., an affiliate of the Company through common control. All significant intercompany balances and transactions have been eliminated in combination.

     During the year ended December 31, 1997, the Company incurred a pretax loss which is primarily attributable to the Company's management fees paid to The Lincoln Group. The management fees were determined by The Lincoln Group to cover
(a) payroll and related costs of certain members of the Company's management and
(b) to establish cash reserves at the parent level. Management has represented that The Lincoln Group will fund working capital requirements not met by the Company's own operating cash flows in the future, as necessary.

(2)  SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

     The accounting policies of the Company reflect industry practices and conform to generally accepted accounting principles. The more significant of such accounting policies are described below.

  USE OF ESTIMATES

     The preparation of the accompanying financial statements requires the use of certain estimates by management in determining the Company's assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

     The Company recognizes revenue upon delivery of each job. Losses, if any, on jobs are recognized at the earliest date such amount is determinable. The Company derives the majority of its revenues from sales and services to a broad and diverse group of customers. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of trade accounts receivable. Accounts receivable in the accompanying balance sheets are reflected net of allowance for doubtful accounts of $15,000 at December 31, 1997. Accounts receivable are generally not collateralized.

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INVENTORIES

     Inventories are valued at the lower of cost or market value utilizing the first-in, first-out method for raw materials and the specific identification method for work in progress and finished goods. The carrying values of inventories are set forth below:

                                        DECEMBER 31,
                                            1997
                                        ------------
Raw materials........................     $242,073
Work in progress.....................      195,706
Finished goods.......................       --
                                        ------------
                                          $437,779
                                        ============

  FEDERAL INCOME TAXES

     Graphic Technology of Maryland, Inc. files a federal income tax return on a stand alone basis. Flexographic Technology, Inc. files its federal income tax return as a member of The Lincoln Group, Inc. consolidated federal income tax return. Net operating loss carryforwards and alternative minimum tax credit carryforwards are allocated to the individual members of The Lincoln Group, Inc. consolidated group based on the pro rata share of items generated. Flexographic Technology, Inc. has recognized a receivable for its portion of the consolidated loss of The Lincoln Group, Inc. which was carried back to recover federal income taxes paid in prior years.

     The Company is applying the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The cost of major renewals and betterments is capitalized; repairs and maintenance costs are expensed when incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being reflected in income. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

  SUPPLEMENTAL CASH FLOW INFORMATION

     The combined statement of cash flows provides information about changes in cash and excludes the effect of noncash transactions. For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Interest paid during the year ended December 31, 1997 was $315,360. During the year ended December 31, 1997, the Company collected approximately $347,000 of income taxes

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

receivable resulting from carrybacks of net operating losses. Noncash transactions during 1997 were purchases of equipment in exchange for a note payable of $112,500 and capital lease obligations incurred to acquire equipment at a cost of $74,151.

(3)  ACCRUED LIABILITIES

     As of December 31, 1997, the significant components of accrued liabilities were $185,961 of accrued wages, commissions, vacation pay and related expenses and $431,529 of other accruals.

(4)  PROPERTY AND EQUIPMENT

     The following is a summary of the Company's property and equipment and their estimated useful lives:

                                                        ESTIMATED
                                                          USEFUL
                                        DECEMBER 31,       LIFE
                                            1997         IN YEARS
                                        ------------    ----------
Leasehold improvements...............   $    623,903       8 - 39
Machinery and equipment..............      7,261,251       5 - 10
Furniture, fixtures and other........        126,186        5
Construction in progress.............        114,305       --
                                        ------------
                                           8,125,645
Less accumulated depreciation and
  amortization.......................     (4,521,078)
                                        ------------
                                        $  3,604,567
                                        ============

(5)  RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1997, the Company incurred management fees totaling $645,948 with The Lincoln Group, Inc. At December 31, 1997, the Company had a payable to The Lincoln Group, Inc. of $516,711. In addition, at December 31, 1997, the Company had a receivable of $215,049 from an entity affiliated through common control.

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(6)  LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES

     The following is a summary of the Company's long-term debt and obligations under capital leases as of:

                                           DECEMBER 31,
                                               1997
                                           ------------
Prime rate plus 0.5% line of credit
  (9.0% at June 30, 1998), maximum
  borrowing capacity of $1,500,000,
  requiring monthly interest payments,
  due on demand; unsecured..............   $    735,167
Prime rate plus 0.5% note (9.0% at June
  30, 1998) requiring monthly
  installments of $9,208 plus interest,
  due in December 2000; unsecured.......        322,292
Prime rate plus 0.5% note (9.0% at June
  30, 1998), requiring monthly payments
  of interest only, due on demand;
  unsecured.............................        250,000
10.2% note, requiring monthly
  installments of $6,250 including
  interest, due in February 2001;
  unsecured.............................        200,389
8.7% note, requiring monthly
  installments of $25,147 including
  interest, due in September 2001;
  secured by equipment..................        961,708
10.2% note, requiring monthly
  installments of $3,700 including
  interest, due in December 2000;
  secured by equipment..................        109,193
Prime rate plus 0.5% note (9.0% at June
  30, 1998), requiring monthly
  installments of $3,472 plus interest,
  due in December 2000; secured by
  equipment.............................         79,861
7.0% note, requiring monthly
  installments of $1,149 including
  interest, due in February 2000;
  secured by equipment..................         24,658
Prime rate note (8.50% at June 30,
  1998), requiring monthly installments
  of $3,667 including interest, due in
  February 1998; secured by equipment...          6,906
6.9% note, requiring monthly
  installments of $13,083 plus interest,
  due in February 1998; secured by
  equipment.............................         13,083
12.0% obligations under capital leases;
  secured by equipment with a
  depreciated cost of $59,065 at June
  30, 1998 (note 7).....................         61,295
                                           ------------
                                              2,764,552
     Less current portion...............     (1,506,132)
                                           ------------
                                           $  1,258,420
                                           ============

     The principal payment requirements by years ending December 31 under the Company's debt agreements are $1,505,896 in 1998, $524,254 in 1999, $491,921 in
2000 and $242,481 in 2001.

     The Company's debt agreements contain certain covenants, the most significant of which places certain restrictions on future borrowings and acquisitions above specified levels. The Company is also required to maintain certain financial ratios. At December 31, 1997, the Company was not in compliance with all financial covenants set forth in the debt agreements. However, subsequent to December 31, 1997, the Company obtained waivers of the requirement to comply with the applicable financial covenants through July 1, 1999.

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(7)  LEASE COMMITMENTS

     A summary of noncancelable long-term lease commitments is summarized as follows:

              YEAR ENDING                  CAPITALIZED     OPERATING
              DECEMBER 31,                   LEASES          LEASES
            ---------------                -----------     ----------
     1998...............................    $   21,975     $  919,913
     1999...............................        21,975        455,835
     2000...............................        15,831        423,049
     2001...............................        15,831        433,626
     2002...............................           879        444,466
  Thereafter............................       --           1,401,187
                                           -----------     ----------
          Total commitments.............        76,491     $4,078,076
                                                           ==========
Less amount representing interest.......       (15,196)
                                           -----------
Present value of minimum capital lease
  payments..............................    $   61,295
                                           ===========

     Rent expense under operating leases was $571,000 for the year ended December 31, 1997.

(8)  INCOME TAXES

     Income tax benefit for the year ended December 31, 1997 consists of the following:

                                           CURRENT      DEFERRED     TOTAL
                                           --------     --------   ----------
U.S. federal............................   $ 78,000     $153,780   $  231,780
State...................................     15,920        --          15,920
                                           --------     --------   ----------
                                           $ 93,920     $153,780   $  247,700
                                           ========     ========   ==========

     Income tax benefit for the year ended December 31, 1997 differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations as a result of the following:

Computed "expected" tax............  $  215,430
State income taxes, net of federal
  income tax benefit.................      10,507
Other, net...........................      21,763
                                       ----------
                                       $  247,700
                                       ==========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred liabilities at December 31, 1997 are as follows:

                                        DECEMBER 31,
                                            1997
                                        ------------
Deferred tax assets:
  Accounts receivable, principally
     due to allowance for doubtful
     accounts........................    $   15,000
  Vacation accrual not deductible for
     tax purposes in the current
     year............................        14,700
Net operating loss carryforwards.....        14,880
Alternative minimum tax credit
  carryforwards......................       103,610
                                        ------------
          Deferred tax assets........       148,190
          Deferred
             liability -- principally
             due to differences in
             depreciation............      (401,400)
                                        ------------
          Net deferred tax
        liability....................    $ (253,210)
                                        ============

                      GRAPHIC TECHNOLOGY OF MARYLAND, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The valuation allowance for deferred tax assets as of December 31, 1997 was $-0-. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based upon the projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax assets considered realizable, however, could be reduced in the future if estimates of future taxable income during the carryforward period are reduced.

     At December 31, 1997, the Company has net operating loss carryforwards for federal income tax purposes of $43,765, which are available to offset future federal taxable income, if any, through 2018. In addition, the Company has alternative minimum tax credit carryforwards of $103,610, which are available to reduce future federal regular income taxes, if any, over an indefinite period.

(9)  401(K) PLAN

     The Company maintains a 401(k) plan for eligible employees. According to plan terms, participants may contribute up to a certain percentage of their compensation. The Company is required to make matching contributions of 33% of employee contributions up to $520 per employee per year. The Company made contributions of $31,000 during the year ended December 31, 1997.

(10)  CONCENTRATION OF RISK

     During the year ended December 31, 1997, the Company acquired 20% of its inventory from one vendor.

(11)  CONTINGENCIES

     The Company is a co-defendant in a legal matter filed by a bankruptcy trustee on behalf of a customer of the Company. The plaintiff alleges that the Company received preferential payments in settlement of outstanding receivables totaling approximately $35,000. The Company is vigorously defending its position that the collections did not represent preferential payments and believes the lawsuit is without merit. The outcome of this legal matter cannot be reasonably determined at this time. Management believes that a potential loss is possible, but cannot be reasonably estimated at this time.

(12)  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying interim financial statements as of June 30, 1998 and 1997 and for the six month periods then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of interim results have been included. Results of operations for interim periods are not necessarily indicative of the results that might be expected in any future period.

(13)  SUBSEQUENT EVENT (UNAUDITED)

     Subsequent to December 31, 1997, Consolidated Graphics, Inc., a consolidator in the highly fragmented commercial printing industry, acquired Graphic Technology of Maryland, Inc. pursuant to an Agreement and Plan of Reorganization dated October 1998.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The McKay Press, Inc.:

     We have audited the accompanying balance sheets of The McKay Press, Inc. as of December 31, 1997, and the related statements of income, shareholder's equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The McKay Press, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ KPMG LLP
KPMG LLP

Houston, Texas
August 28, 1998

                             THE MCKAY PRESS, INC.
                                 BALANCE SHEETS

                                          JUNE 30,       DECEMBER 31,
                                            1998             1997
                                        ------------     -------------
                                        (UNAUDITED)        (AUDITED)
               ASSETS
Current assets:
  Cash and cash equivalents..........   $    645,897      $    295,880
  Accounts receivable, net...........      2,715,347         2,953,921
  Inventories........................        504,021           499,324
  Deferred tax assets................         72,754            66,445
  Prepaid expenses...................         93,305            38,633
                                        ------------     -------------
          Total current assets.......      4,031,324         3,854,203
Property and equipment, net..........      3,191,333         2,973,250
Deferred tax assets, net.............        129,490           224,256
Other assets.........................          4,532             8,984
                                        ------------     -------------
          Total assets...............   $  7,356,679      $  7,060,693
                                        ============     =============
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term
  debt...............................   $    186,969      $    109,884
  Accounts payable...................        802,964           702,036
  Accrued liabilities................        704,054           729,414
  Dividends payable to Parent........        165,000           150,000
                                        ------------     -------------
          Total current
             liabilities.............      1,858,987         1,691,334
Long-term debt, net of current
portion..............................        445,402           154,311
Commitments and contingencies
Shareholder's equity:
  Common stock, no par value; 60,000
     shares authorized; 40,000 issued
     and outstanding.................      7,961,173         7,961,173
Accumulated deficit..................     (2,908,883)       (2,746,125)
                                        ------------     -------------
          Total shareholder's
          equity.....................      5,052,290         5,215,048
                                        ------------     -------------
          Total liabilities and
             shareholder's equity....   $  7,356,679      $  7,060,693
                                        ============     =============

                See accompanying notes to financial statements.

                             THE MCKAY PRESS, INC.
                               INCOME STATEMENTS

                                          SIX MONTHS ENDED JUNE 30,
                                          --------------------------       YEAR ENDED
                                              1998          1997        DECEMBER 31, 1997
                                          ------------  ------------    -----------------
                                                 (UNAUDITED)                (AUDITED)
Sales...................................  $  7,772,476  $  9,179,082       $17,876,389
Cost of sales...........................     6,384,714     6,956,701        13,926,754
                                          ------------  ------------    -----------------
     Gross profit.......................     1,387,762     2,222,381         3,949,635
Selling expenses........................       825,769       974,128         1,887,127
General and administrative expenses.....       650,175       976,534         1,587,236
                                          ------------  ------------    -----------------
     Operating income...................       (88,182)      271,719           475,272
Other (income) expense..................      (360,852)      (48,765)          193,425
Interest expense........................        21,579        21,963            35,730
Interest income.........................        (4,608)       (4,353)           (9,811)
                                          ------------  ------------    -----------------
     Income before income taxes.........       255,699       302,874           255,928
Income taxes............................        88,457       104,003            93,052
                                          ------------  ------------    -----------------
     Net income.........................  $    167,242  $    198,871       $   162,876
                                          ============  ============    =================

                See accompanying notes to financial statements.

                             THE MCKAY PRESS, INC.
                       STATEMENT OF SHAREHOLDER'S EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                            COMMON STOCK
                                       -----------------------   ACCUMULATED
                                        SHARES       AMOUNT        DEFICIT         TOTAL
                                       ---------  ------------  --------------  ------------
December 31, 1996....................     40,000  $  7,961,173  $   (2,294,001) $  5,667,172
Dividends............................     --           --             (615,000)     (615,000)
Net income...........................     --           --              162,876       162,876
                                       ---------  ------------  --------------  ------------
December 31, 1997....................     40,000  $  7,961,173  $   (2,746,125) $  5,215,048
                                       =========  ============  ==============  ============

                See accompanying notes to financial statements.

                             THE MCKAY PRESS, INC.
                            STATEMENTS OF CASH FLOWS

                                       SIX MONTHS ENDED JUNE 30,
                                       --------------------------       YEAR ENDED
                                           1998          1997        DECEMBER 31, 1997
                                       ------------  ------------    -----------------
                                              (UNAUDITED)                (AUDITED)
Operating activities:
  Net income.........................  $    167,242  $  198,871          $ 162,876
  Adjustments to reconcile net income
     to net cash provided by
     operating activities:
          Depreciation and
             amortization............       339,308     572,686            852,060
          (Gain) loss on disposal of
             assets, net.............      (308,957)     13,204            105,958
          Deferred tax provision.....        88,457      46,527             93,052
          Bad debt expense...........        18,555        --               51,000
          Changes in assets and
             liabilities, net of
             acquisition:
               Accounts receivable...       220,019    (607,698)          (631,531)
               Inventories...........        (4,697)    141,473            379,532
               Prepaid expenses......       (54,672)   (374,877)            (7,004)
               Other assets..........         4,452         817              6,833
               Accounts payable and
                  accrued
                  liabilities........        90,568    (656,525)          (217,200)
                                       ------------  ------------    -----------------
                     Net cash
                       provided by
                       operating
                       activities....       545,275    (665,522)           795,576
                                       ------------  ------------    -----------------
Investing activities:
     Purchases of property and
       equipment.....................      (648,434)   (442,621)          (317,581)
     Proceeds from disposition of
       plant and equipment...........       400,000      43,010             95,425
                                       ------------  ------------    -----------------
                     Net cash used in
                       investing
                       activities....      (248,434)   (389,611)          (222,156)
                                       ------------  ------------    -----------------
Financing activities:
     Payments on line of credit,
       net...........................       --          345,696           (178,400)
     Proceeds (payments) on long-term
       debt, net.....................       368,176     (49,560)          (126,552)
     Dividends paid to parent........      (330,000)    315,000           (615,000)
                                       ------------  ------------    -----------------
                     Net cash
                       provided by
                       (used in)
                       financing
                       activities....        38,176     611,136           (919,952)
                                       ------------  ------------    -----------------
Net increase (decrease) in cash and
  cash equivalents...................       335,017    (453,997)          (346,532)
Cash and cash equivalents at
  beginning of period................       295,880     642,412            642,412
                                       ------------  ------------    -----------------
Cash and cash equivalents at end of
  period.............................  $    630,897  $  188,415          $ 295,880
                                       ============  ============    =================
Supplemental cash flow
  information -- cash paid for
  interest during the period.........  $    --       $   21,900          $  35,730
                                       ------------  ------------    -----------------
Noncash financing and investing
  activities -- purchase of equipment
  in exchange for note payable.......  $    --       $     --            $ 275,000
                                       ============  ============    =================

                See accompanying notes to financial statements.

                             THE MCKAY PRESS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

(1)  BUSINESS

     The McKay Press, Inc. (the Company), a wholly-owned subsidiary of McKay Communications, Inc. (the Parent), provides general commercial printing services relating to the production of such documents as annual reports, training manuals, product and capability brochures, catalogs, direct mail pieces and other promotional material, all of which tend to be recurring in nature. The Company has one plant located in Midland, Michigan. The Company started its operations in April 1908, in the State of Michigan. In April 1995, the Company and its Parent were formed in a tax-free reorganization.

     In August 1997, the Company acquired New Media Strategies, Inc., an affiliate through common ownership by the Parent. The acquisition was accounted for as an "as-if-pooling" of interests. Accordingly, the financial statements have been restated to include the results of the operations of New Media Strategies, Inc. for the year ended December 31, 1997.

(2)  SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

     The accounting policies of the Company reflect industry practices and conform to generally accepted accounting principles. The more significant of such accounting policies are described below.

  USE OF ESTIMATES

     The preparation of the accompanying financial statements requires the use of certain estimates by management in determining the Company's assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

     The Company recognizes revenue upon delivery of each job. Losses, if any, on jobs are recognized at the earliest date such amount is determinable. The Company derives the majority of its revenues from sales and services to a broad and diverse group of customers. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of trade accounts receivable. Accounts receivable in the accompanying balance sheets are reflected net of allowance for doubtful accounts of $21,624 at December 31, 1997. Accounts receivable are generally not collateralized.

  INVENTORIES

     Inventories are valued at the lower of cost or market value utilizing the first-in, first-out method for raw materials and the specific identification method for work in progress and finished goods. The carrying values of inventories are set forth below:

                                           DECEMBER 31,
                                               1997
                                           ------------
Raw materials...........................     $271,392
Work in progress........................      227,932
                                           ------------
                                             $499,324
                                           ============

  FEDERAL INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected

                             THE MCKAY PRESS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

to be recovered or settled. Under SFAS 109 the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

     The Company is included in a consolidated federal income tax return filed by the Parent. The provision for income taxes in the accompanying financial statements has been computed as if the Company filed a separate income tax return.

  CASH FLOW INFORMATION

     The statement of cash flows provides information about changes in cash and excludes the effect of noncash transactions. For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

  ACCRUED LIABILITIES

     As of December 31, 1997, the significant components of accrued liabilities were $509,037 of accrued wages/employee benefits and related expenses and $220,377 of other accruals.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The cost of major renewals and betterments is capitalized; repairs and maintenance costs are expensed when incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being reflected in income. Depreciation of property and equipment is computed using straight-line and double-declining methods over the estimated useful lives of the assets.

(3)  PROPERTY AND EQUIPMENT

     The following is a summary of plant and equipment and their estimated useful lives:

                                        DECEMBER 31,       ESTIMATED
                                            1997         LIFE IN YEARS
                                       ---------------   -------------
Leasehold improvements...............  $       902,197       5-39
Printing presses and equipment.......       12,042,895       7-20
Computer equipment and software......           82,570        2-5
Furniture, fixtures and other........        1,453,446        5-7
                                       ---------------
                                            14,481,108
Less accumulated depreciation and
  amortization.......................      (11,507,858)
                                       ---------------
                                       $     2,973,250
                                       ===============

                             THE MCKAY PRESS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4)  LONG-TERM DEBT

     The following is a summary of long-term debt:

                                           DECEMBER 31,
                                               1997
                                           ------------
Note payable to a bank, payable in
  monthly installments of principal and
  interest of $10,271, bearing interest
  at 9%, matures on April 13, 2000,
  secured by certain equipment..........     $258,522
Note payable to a finance company,
  payable in monthly Installments of
  principal and interest of $543,
  bearing interest at 10.25%, matures on
  November 15, 1998, secured by a
  vehicle...............................        5,673
                                           ------------
                                              264,195
Less current portion....................      109,884
                                           ------------
     Long-term debt, net of current
      portion...........................     $154,311
                                           ============

     The Company has an unsecured line of credit with a bank and may borrow up to $675,000 under this facility. Outstanding borrowings accrue interest at prime plus 0.5% payable quarterly. The final maturity date for outstanding borrowings quarterly. The final maturity date for outstanding borrowings is March 11, 1999. The line of credit is guaranteed by the Parent. At December 31, 1997, the Company had no outstanding amounts under the line of credit.

     The aggregate maturities of long-term debt subsequent to December 31, 1997 are as follows:

              YEAR ENDING
              DECEMBER 31,
             -------------
  1998..................................  $  109,884
  1999..................................     113,987
  2000..................................      40,324
                                          ----------
                                          $  264,195
                                          ==========

(5)  LEASE COMMITMENTS

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) at December 31, 1997 are:

             YEAR ENDING
            DECEMBER 31,
-------------------------------------
  1998...............................  $    353,671
  1999...............................       353,671
  2000...............................       352,635
  2001...............................       347,172
  2002...............................       347,172
Thereafter...........................       781,137
                                       ------------
     Total...........................  $  2,535,458
                                       ============

     Rent expense under operating leases was $462,773 for the year ended December 31, 1997.

                             THE MCKAY PRESS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(6)  INCOME TAXES

     Income tax expense for the year ended December 31, 1997 consists of deferred federal income taxes of $93,052. Income tax expense for the year ended December 31, 1997 differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income from continuing operations as a result of the following:

Computed "expected" tax............  $  87,016
Amount not deductible for tax
  purposes -- 50% of meals and
  entertainment......................      6,036
                                       ---------
                                       $  93,052
                                       =========

     The tax effects of temporary differences that give rise to the deferred tax assets and the deferred tax liability as of December 31, 1997, are set forth below:

Deferred tax assets:
     Compensated absences, due to
       accrual for financial
       reporting purposes............  $   59,093
     Net operating loss
       carryforwards.................     261,261
     Allowance for doubtful
       accounts......................       7,352
                                       ----------
          Total deferred tax
             assets..................     327,706
Deferred tax liability -- plant and
  equipment, due to differences in
  depreciation.......................     (37,005)
                                       ----------
          Deferred tax assets, net...  $  290,701
                                       ==========

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income (losses) and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, and therefore, a valuation allowance for deferred tax assets was not considered necessary as of December 31, 1997. At December 31, 1997, the Company has net operating loss carryforwards for federal income tax purposes of $768,416 which are available to offset future taxable income, if any, through the years 2010-2012.

(7)  401(K) PLAN

     The Company maintains a 401(k) plan for eligible employees. According to plan terms, participants may contribute up to a certain percentage of their compensation. The Company matches 25% of up to 2% of employee compensation contributed. During the year ended December 31, 1997, the Company contributed $26,867.

(8)  CONCENTRATION OF RISKS

     During the year ended December 31, 1997, three customers accounted for approximately 44% of the Company's sales. In addition, the Company acquired approximately 60% of its inventory from two suppliers during the year ended December 31, 1997.

(9)  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying interim financial statements as of June 30, 1998 and 1997 and for the six month periods then ended have been prepared in accordance with generally accepted accounting

                             THE MCKAY PRESS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

principles for interim financial information and with Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of interim results have been included. Results of operations for interim periods are not necessarily indicative of the results that might be expected in any future period.

(10)  SUBSEQUENT EVENT (UNAUDITED)

     Subsequent to December 31, 1997, Consolidated Graphics, Inc., a consolidator in the highly fragmented commercial printing industry, acquired The McKay Press, Inc. pursuant to an Agreement and Plan of Reorganization dated November 1998.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Carty Enterprises, Inc.
T/A Mount Vernon Printing Company
Landover, Maryland:

     We have audited the accompanying balance sheet of Carty Enterprises, Inc. T/A Mount Vernon Printing Company as of June 30, 1998 and the related statements of operations, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carty Enterprises, Inc. T/A Mount Vernon Printing Company as of June 30, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KAUFMAN DAVIS, PC
KAUFMAN DAVIS, PC
Certified Public Accountants
August 13, 1998

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                                 BALANCE SHEETS

                                        SEPTEMBER 30,       JUNE 30,
                                             1998             1998
                                        --------------     ----------
                                         (UNAUDITED)       (AUDITED)
               ASSETS
Current assets:
     Cash............................     $  105,326       $  251,792
     Accounts receivable, trade......      2,635,777        2,605,809
     Inventory and work-in-process...      1,257,804        1,083,872
     Prepaid corporate income
      taxes..........................         43,219           71,002
     Prepaid expenses................         33,954           12,670
                                        --------------     ----------
          Total current assets.......      4,076,080        4,025,145
                                        --------------     ----------
Property and equipment, at cost:
     Equipment, furniture and
      fixtures.......................      4,603,587        4,602,079
     Leasehold improvements..........        250,614          250,614
     Vehicles........................         84,967           84,967
     Capitalized leased equipment....      2,562,427        2,420,979
                                        --------------     ----------
                                           7,501,595        7,358,639
     Accumulated depreciation........     (4,403,562)      (4,224,354)
                                        --------------     ----------
       Net property and equipment....      3,098,033        3,134,285
                                        --------------     ----------
Other assets:
     Investment, at cost.............        200,000          200,000
     Goodwill, less accumulated
      amortization of $15,751 and
      $15,532 at September 30, 1998,
      and June 30, 1998,
      respectively...................         19,249           19,468
     Equipment and other deposits....        117,769          112,107
                                        --------------     ----------
          Total other assets.........        337,018          331,575
                                        --------------     ----------
          Total assets...............     $7,511,131       $7,491,005
                                        ==============     ==========

                See accompanying notes to financial statements.

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                                 BALANCE SHEETS
                                           SEPTEMBER 30,     JUNE 30,
                                               1998            1998
                                           -------------   ------------
                                            (UNAUDITED)     (AUDITED)

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line of credit.....................    $ 1,706,144    $  1,774,075
     Accounts payable, trade............      1,533,933       1,375,346
     Accrued taxes payable..............        107,339          95,425
     Accrued payroll, vacation and sick
      leave.............................        329,289         376,290
     Accrued other expenses.............        119,713         121,822
     Current maturities of long-term
      debt..............................        836,376         896,263
                                           -------------   ------------
               Total current
                   liabilities..........      4,632,794       4,639,221
                                           -------------   ------------
Long-term debt:
     Installment notes payable..........        733,901         653,732
     Note payable, related party........        414,085         511,373
     Capital lease obligations..........        778,887         899,736
                                           -------------   ------------
                                              1,926,873       2,064,841
     Current maturities.................        836,376         896,263
                                           -------------   ------------
               Total long-term debt.....      1,090,497       1,168,578
                                           -------------   ------------
Deferred income taxes...................        178,009         169,956
                                           -------------   ------------
Commitments and contingencies...........        --              --
Stockholders' equity:
     Common stock:
          Class A, voting, 10,000 shares
              authorized $1.00 par
              value, 4,887 shares
              issued, 4,871 shares
              outstanding...............          4,887           4,887
     Additional paid-in capital.........        343,558         343,558
     Retained earnings..................      1,322,986       1,207,805
                                           -------------   ------------
                                              1,671,431       1,556,250
     Less: treasury stock, 31 and 16
      shares, at cost...................         61,600          43,000
                                           -------------   ------------
               Total stockholders'
                   equity...............      1,609,831       1,513,250
                                           -------------   ------------
               Total liabilities and
                   stockholders'
                   equity...............    $ 7,511,131    $  7,491,005
                                           =============   ============

                See accompanying notes to financial statements.

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                            STATEMENTS OF OPERATIONS

                                           THREE MONTHS ENDED
                                             SEPTEMBER 30,
                                       --------------------------    YEAR ENDED
                                           1998          1997      JUNE 30, 1998
                                       ------------  ------------  --------------
                                              (UNAUDITED)            (AUDITED)
Billings.............................  $  4,707,296  $  5,616,005  $   21,849,204
     Work-in-process adjustment......       163,674       (44,586)         (3,586)
                                       ------------  ------------  --------------
Value of production..................     4,870,970     5,571,419      21,845,618
Less: paper, chargeable materials and
  outside services...................     2,044,049     3,061,018      11,029,261
                                       ------------  ------------  --------------
Value added by manufacture...........     2,826,921     2,510,401      10,816,357
                                       ------------  ------------  --------------
     Direct labor....................     1,311,853     1,242,493       5,016,664
     Factory costs...................       425,075       404,858       1,626,448
                                       ------------  ------------  --------------
          Total factory cost of
             product.................     1,736,928     1,647,351       6,643,112
                                       ------------  ------------  --------------
Gross profit.........................     1,089,993       863,050       4,173,245
     Administrative and selling
       expenses......................       808,870       754,890       3,104,355
                                       ------------  ------------  --------------
Income from operations...............       281,123       108,160       1,068,890
                                       ------------  ------------  --------------
Other income and (expense):
     Interest income.................       --              2,160           1,322
     Discounts earned and other
       income........................        17,230        18,705         114,185
     Gain on disposition of property
       and equipment.................       --            --                7,231
     Interest expense................       (99,780)     (118,763)       (500,626)
     Bad debt expense................         7,406         1,500        (646,917)
                                       ------------  ------------  --------------
                                            (75,144)      (96,398)     (1,024,805)
                                       ------------  ------------  --------------
Income before income taxes...........       205,979        11,762          44,085
     Provision for income taxes......        90,798         9,708          18,854
                                       ------------  ------------  --------------
Net income...........................  $    115,181  $      2,054  $       25,231
                                       ============  ============  ==============

                See accompanying notes to financial statements.

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                         STATEMENT OF RETAINED EARNINGS
                            YEAR ENDED JUNE 30, 1998

Retained earnings, beginning of
year.................................  $  1,182,574

Net income...........................        25,231
                                       ------------

Retained earnings, end of year.......  $  1,207,805
                                       ============

                See accompanying notes to financial statements.

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                            STATEMENTS OF CASH FLOWS

                                             THREE MONTHS ENDED
                                               SEPTEMBER 30,            YEAR ENDED
                                       ------------------------------    JUNE 30,
                                            1998            1997           1998
                                       --------------  --------------   -----------
                                                (UNAUDITED)              (AUDITED)
Cash flows from operating activities:
Net income...........................  $      115,181  $        2,054   $    25,231
  Adjustments to reconcile net income
   to
     Cash provided by operating
      activities:
       Depreciation and
         amortization................         179,428         164,267       709,763
       Increase in deferred taxes....           8,053           2,055        32,214
       Gain on disposal of assets....        --              --              (7,231)
       Bad debt expense..............          15,000          12,000       646,917
       Changes in assets and
         liabilities:
          (Increase) decrease in
           accounts and notes
           receivable................         (44,968)       (350,876)      121,280
          (Increase) decrease in
           inventory and work-in-
           process...................        (173,932)         36,040        33,347
          (Increase) decrease in
           prepaid income taxes......          27,783        --             (13,360)
          (Increase) decrease in
           prepaid expenses..........         (21,284)       --              12,771
          Increase (decrease) in
           accounts payable, trade...         158,587         200,852      (506,643)
          Increase (decrease) in
           accrued payroll, vacation
           and sick leave............         (47,001)         56,923        28,115
          Increase (decrease) in
           accrued taxes and other
           accrued expenses..........           9,805         (82,878)        1,079
                                       --------------  --------------   -----------
             Net cash provided by
              operating activities...         226,652          40,437     1,083,483
                                       --------------  --------------   -----------
Cash flows from investing activities:
  Proceeds from sale of assets.......        --              --              20,500
  Purchases of property and
   equipment.........................        (142,957)         (1,163)     (131,453)
  Increase in equipment and other
   deposits..........................          (5,662)        (15,972)       (2,285)
  Purchase of Treasury Stock.........         (18,600)       --             --
                                       --------------  --------------   -----------
             Net cash used in
              investing activities...        (167,219)        (17,135)     (113,238)
                                       --------------  --------------   -----------
Cash flows from financing activities:
  Net (curtailments) advances under
   bank line of credit...............         (67,931)         12,222      (740,916)
  Proceeds from long-term debt.......         141,448        --             463,777
  Repayment of principal on notes
   payable...........................         (61,280)        (64,693)     (420,176)
  Repayment of Related Party Notes
   Payable...........................         (97,288)        (15,495)      --
  Repayment of capital lease
   obligations.......................        (120,848)        (99,035)     (435,605)
  Proceeds from issuance of common
   stock.............................        --              --              63,520
                                       --------------  --------------   -----------
             Net cash used in
              financing activities...        (205,899)       (167,001)   (1,069,400)
                                       --------------  --------------   -----------
Net decrease in cash.................  $     (146,466) $     (143,699)  $   (99,155)
                                       ==============  ==============   ===========

                See accompanying notes to financial statements.

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                            STATEMENTS OF CASH FLOWS

                                           THREE MONTHS ENDED
                                             SEPTEMBER 30,
                                       --------------------------     YEAR ENDED
                                           1998          1997        JUNE 30, 1998
                                       ------------  ------------    -------------
                                              (UNAUDITED)              (AUDITED)
Net decrease in cash.................  $   (146,466) $   (143,699)     $ (99,155)
Cash at beginning of period..........       251,792       350,947        350,947
                                       ------------  ------------    -------------
Cash at end of period................  $    105,326  $    207,248      $ 251,792
                                       ============  ============    =============

SUPPLEMENTAL INFORMATION TO STATEMENTS OF CASH FLOWS

     Additional information to the statements of cash flows with regard to certain cash payments and noncash investing and financing activities are as follows:

                                         THREE MONTHS ENDED
                                           SEPTEMBER 30,
                                       ----------------------     YEAR ENDED
                                          1998        1997       JUNE 30, 1998
                                       ----------  ----------    -------------
                                            (UNAUDITED)            (AUDITED)
Cash paid during the year for:
     Interest........................  $  118,763  $  100,903      $ 494,035

     During the year ended June 30, 1998 the Company entered into installment notes and capital lease obligations totalling $652,309 for the purchase of equipment. Corresponding assets were recorded for the same amount.

                See accompanying notes to financial statements.

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED JUNE 30, 1998

NOTE 1.  ORGANIZATION

     Carty Enterprises, Inc., T/A Mount Vernon Printing Company is a full-service graphic communications company. Substantially all of the Corporation's business activity is with customers located within the Washington, D.C. metropolitan area.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTS RECEIVABLE, BAD DEBTS -- The Company provides an allowance for accounts receivable that are deemed uncollectible. In management's opinion all accounts receivable are considered collectible at the balance sheet dates.

     Included in other income and expense are bad debts of $646,917 related to a write-off of a trade note receivable and other accounts receivable with The Direct Approach Company.

     INVENTORY AND WORK-IN-PROCESS VALUATION -- Inventory and work-in-process are valued at the lower of cost (determined on a first-in, first-out basis) or market.

Raw materials inventory:
     Paper...........................  $    277,616
     Ink.............................         7,977
     Other factory supplies..........        66,339
                                       ------------
                                            351,932
     Work-in-process.................       731,940
                                       ------------
                                       $  1,083,872
                                       ============

     PROPERTY, EQUIPMENT AND DEPRECIATION -- For financial statement reporting purposes the Company computes depreciation expense over the economic useful lives of property and equipment. Depreciation expense for the year ended June 30, 1998 is $708,888. Expenditures for repairs and maintenance are charged to income as incurred.

     GOODWILL -- Goodwill (the excess of the cost of investment over the fair value of net assets acquired) is amortized on the straight-line method over a period of forty years. Amortization expense is $875 in 1998.

     LEASES -- Leases which meet the criteria of Financial Accounting Standards Board Statement No. 13 are classified as capital leases (Note 5). The capital lease assets and related obligations are recorded at amounts equal to the lesser of the present value of minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization is calculated using the straight-line method over the useful life of the asset. Leases which do not meet the aforementioned criteria are classified as operating leases and the related rentals are charged to expense as incurred. Included in depreciation expense is amortization expense related to capital lease assets for the year ended June 30, 1998 of $278,491.

     INCOME TAXES -- The Company accounts for income taxes using an asset and liability approach. This method requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax liability as of June 30, 1998 is $169,956.

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     ACCOUNTING ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS -- For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

NOTE 3.  LINE OF CREDIT

     On April 3, 1998 the Company amended its existing revolving line of credit with Fremont Financial Corporation. The line has a $4,000,000 limit with an annual interest rate of 2% over prime, payable monthly. The aggregate outstanding balance on the line is limited to 80% of billed eligible accounts receivable plus 50% of eligible raw materials inventory. The inventory advance may not exceed $400,000. The agreement extends through September 1999 with annual renewal options thereafter.

     The obligations under the line of credit are secured by a first priority lien on all the Company assets. At June 30, 1998, the Company had borrowed $1,774,075 against its available line limit. The loan agreement contains certain restrictions and covenants, for which the Company was in compliance as of the balance sheet dates.

NOTE 4.  INSTALLMENT NOTES PAYABLE

     Installment notes payable consist of the following:

                                            MONTHLY     INTEREST
                                            PAYMENT       RATE        BALANCE
                                            --------    ---------   ------------
(A) UJB Leasing..........................      5,659        11%          125,990
    Hubbard Investment Partnership, a
(B) related party........................      6,548        11%           91,373
(C) Summit Leasing Corporation...........      7,287        10%          169,912
    Metropolitan Travel, a related
(D) party................................     20,000        11%          120,000
    Metropolitan Travel, a related
(E) party................................      2,625        11%          300,000
(F) Phoenixcor...........................      9,943         9%          357,830
                                                                    ------------
                                                                       1,165,105
    Current maturity.....................                                414,106
                                                                    ------------
    Long-term portion of debt............                           $    750,999
                                                                    ============

(A) The UJB Leasing obligation dated July 14, 1995 is an original five year $260,600 obligation for the purchase of a printing press. The final payment is due July 2000. The obligation is secured by the equipment.

(B) The note payable to Hubbard Investment Partnership, a related partnership, represents an original $200,000 obligation advanced to the Company for a minority interest investment. The final payment is due in September, 1999. The obligation is secured by all assets of the Company.

(C) The Summit Leasing obligation dated September 23, 1996 is an original four year $287,776 obligation for the purchase of a printing press. The final payment is due in August 2000. The obligation is secured by the equipment.

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(D) The note payable to Metropolitan Travel, a related company, dated March 12, 1998 represents an original $163,602 obligation advanced to the Company. The final payment is due in December 1998. The obligation is secured by all assets of the Company.

(E) The note payable to Metropolitan Travel, a related company, dated April 1, 1998 represents an original $300,000 obligation advanced to the Company. The final payment is due in December 1999. The obligation is secured by all assets of the Company.

(F) The Phoenixcor obligation dated November 25, 1997 is an original four year $400,000 obligation for the purchases of a printing press. The final payment is due in December 2001. The obligation is secured by the equipment.

     Future maturities of all installment notes payable are as follows:

             YEAR ENDED
              JUNE 30,
-------------------------------------
  1999...............................  $    414,106
  2000...............................       563,964
  2001...............................       128,851
  2002...............................        58,184
                                       ------------
                                       $  1,165,105
                                       ============

     Based on the borrowing rates currently available to the Company, the fair value of long-term debt approximates the carrying values shown on the financial statements.

NOTE 5.  CAPITALIZED LEASED EQUIPMENT, OBLIGATIONS UNDER CAPITAL LEASE

     The Company leases equipment under lease agreements which have been classified as capital leases. The cost of the leased equipment is $2,420,979.

(A) The Company is obligated to Mitsubishi Acceptance Corporation to lease a printing press. The lease is for an original term of 84 months, beginning August 1992, and is payable in monthly installments of $18,111. The lease is reflected net of imputed interest at a rate of 7%.

(B) The Company is obligated to Advanta Leasing Corporation to lease a computer system. The lease is for an original term of 60 months, beginning April 1994, and is payable in monthly installments of $2,019. The lease obligation is reflected net of imputed interest of 12.5%.

(C) The Company is obligated to G.E. Capital to lease pre-press equipment. The lease is for an original term of 60 months, beginning April 1995 and, is payable in monthly installments of $14,689. The lease obligation is reflected net of imputed interest of 10%.

(D) The Company is obligated to Colonial Pacific to lease collating equipment. The lease is for an original term of 36 months, beginning February 1996, and is payable in monthly installments of $2,935. The lease obligation is reflected net of imputed interest of 12%.

(E) The Company is obligated to Dana Credit to lease a computer system. The lease is for an original term of 36 months, beginning March 1997, and is payable in monthly installments of $2,622. The lease obligation is reflected net of imputed interest of 10.7%.

(F) The Company is obligated to Fujifilm Financial Services to lease a scanner. The lease is for an original term of 48 months, beginning November 1997, and is payable in quarterly installments of $7,431. The lease obligation is reflected net of imputed interest of 12.4%.

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(G) The Company is obligated to Champion Credit Corporation to lease electronic pre-press equipment. The lease is for an original term of 48 months, beginning January 1998, and is payable in monthly installments of $4,076. The lease obligation is reflected net of imputed interest of 10.4%

     The following is a schedule of future minimum lease payments required under capital leases at June 30, 1998:

             YEAR ENDED
              JUNE 30,
            ------------
  1999...............................  $  545,359
  2000...............................     337,063
  2001...............................      78,637
  2002...............................      35,964
                                       ----------
Net minimum lease payments...........     997,023
Amount representing interest.........      97,287
                                       ----------
Present value of net minimum lease
  payments...........................     899,736
Current portion......................     482,157
                                       ----------
Long-term portion....................  $  417,579
                                       ==========

NOTE 6.  PROVISION FOR INCOME TAXES

     The components of taxable (loss) income are as follows:

Income before taxes..................  $     44,085
     Add (subtract):
          Permanent differences......        54,252
          Temporary differences
            attributable to the
            recognition of:
               Leases................      (107,937)
               Depreciation..........       (58,549)
               Vacation pay..........        15,020
                                       ------------
          Taxable (loss) income......  $    (53,129)
                                       ============

     The (benefit from) provision for income taxes consists of the following:

Current taxes on income:
     Federal.........................  $  (18,064)
     State...........................      (3,719)
     Prior year adjustment...........       8,423
                                       ----------
          Total current income
            taxes....................     (13,360)
          Deferred income taxes......      32,214
                                       ----------
          Total provision for income
            taxes....................  $   18,854
                                       ==========

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7.  ACCRUED OTHER EXPENSES

     Accrued other expenses consists of:

Accrued health and welfare...........  $   39,026
Accrued pension......................      10,902
Accrued interest payable.............      16,518
Accrued profit-sharing (Note 8)......      55,376
                                       ----------
                                       $  121,822
                                       ==========

NOTE 8.  PROFIT-SHARING PLAN

     The Company maintains a qualified profit-sharing plan which has been approved by the Internal Revenue Service under Sections 401(a) and 401(k) of the Internal Revenue Code. Eligible participants may contribute from 1% to 15% of their compensation.

     The Company will make matching contributions up to 100% of the first 3% of each participant's compensation actually contributed by such employees to the plan. For the year ended June 30, 1998 the Company made a discretionary contribution to the plan of $36,995. The total profit sharing contribution for the year ended June 30, 1998 is $91,711.

NOTE 9.  COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES -- The Company leases plant and administrative facilities under lease agreements expiring by July 31, 2002. The current minimum annual rental is $440,436, payable in monthly installments of $36,703. The Company also pays its proportionate share of building operating costs and real estate taxes.

     Rent expense for the year ending June 30, 1998 is $523,302.

     The future minimum base rental commitments for all operating leases are as follows:

             YEAR ENDED
              JUNE 30,
            ------------
  1999...............................  $    452,168
  2000...............................       468,813
  2001...............................       486,395
  2002...............................       504,634
  2003...............................        42,180
                                       ------------
                                       $  1,954,190
                                       ============

NOTE 10.  CONCENTRATION OF CREDIT RISK AND FINANCIAL INSTRUMENTS

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company places its temporary cash investments with high credit quality financial institutions and believes there is no significant concentration of credit risk.

NOTE 11.  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying interim financial statements as of September 30, 1998 and 1997, and for the three month periods then ended, have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. In the opinion of

                            CARTY ENTERPRISES, INC.
                       T/A MOUNT VERNON PRINTING COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of interim results have been included. Results of operations for interim periods are not necessarily indicative of the results that might be expected in any future period.

NOTE 12.  SUBSEQUENT EVENT (UNAUDITED)

     Subsequent to June 30, 1998 Consolidated Graphics, Inc., a consolidator in the highly fragmented commercial printing industry, acquired Carty Enterprises, Inc. T/A Mount Vernon Printing Company pursuant to an Agreement and Plan of Reorganization dated December 1998.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  Automated Graphic Systems, Inc.
  White Plains, Maryland:

     We have audited the accompanying consolidated balance sheet of Automated Graphic Systems, Inc. and its subsidiaries as of October 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of Automated Graphic Systems, Inc. and its subsidiaries as of October 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ WATKINS, MEEGAN, DRURY & COMPANY, L.L.C.
WATKINS, MEEGAN, DRURY & COMPANY, L.L.C.

Bethesda, Maryland
August 24, 1998

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                         JULY 31,      OCTOBER 31,
                                           1998           1997
                                        -----------    -----------
                                        (UNAUDITED)     (AUDITED)
               ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents..........     $   584        $ 2,042
  Receivables........................       7,913          8,403
  Inventory..........................       1,653          1,393
  Prepaid Expenses...................          80            175
  Deferred Income Taxes..............          88             88
                                        -----------    -----------
       Total Current Assets..........      10,318         12,101
PROPERTY AND EQUIPMENT
  Machinery and Equipment............      15,225         14,246
  Leasehold Improvements.............         748            779
  Furniture and Fixtures.............         173            162
  Property Held Under Capital
     Leases..........................         310            310
                                        -----------    -----------
                                           16,456         15,497
  Less Accumulated Depreciation......      (9,178)        (7,925)
                                        -----------    -----------
       Total Property and Equipment,
        Net..........................       7,278          7,572
OTHER ASSETS
  Investments in Securities..........       2,957          3,092
  Deposits...........................          71            192
  Cash Surrender Value of Life
     Insurance.......................          70             70
  Other Receivables..................         187             36
  Organization Costs, Start-Up Costs,
     and Loan Fees, Net of $47 and
     $41 Amortization,
     Respectively....................           6             13
                                        -----------    -----------
     Total Other Assets..............       3,291          3,403
                                        -----------    -----------
TOTAL ASSETS.........................     $20,887        $23,076
                                        ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                         JULY 31,      OCTOBER 31,
                                           1998           1997
                                        -----------    -----------
                                        (UNAUDITED)     (AUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Cash Overdraft.....................     $--            $   174
  Notes Payable, Current Portion.....       3,952            657
  Capital Lease Obligations, Current
     Portion.........................          84             56
  Accounts Payable...................       1,781          2,200
  Accrued Liabilities................       1,330          2,549
  Income Taxes Payable...............         (41)           230
  Unearned Income....................          64            299
                                        -----------    -----------
       Total Current Liabilities.....       7,170          6,165
LONG-TERM DEBT
  Notes Payable, Less Current
     Portion.........................       1,128          4,810
  Capital Lease Obligations,
     Less Current Portion............         145            213
                                        -----------    -----------
       Total Long-Term Debt..........       1,273          5,023
DEFERRED INCOME TAXES................         438            438
                                        -----------    -----------
       Total Liabilities.............       8,881         11,626
COMMITMENTS AND CONTINGENCIES........      --             --
SHAREHOLDERS' EQUITY
  Common Stock -- No Par Value;
     20,000 Shares Authorized, 11,705
     and 12,442
     Shares Issued and Outstanding,
     Respectively....................         604            534
  Retained Earnings..................      11,400         10,915
  Unrealized Holding Gains on
     Investments.....................           2              1
                                        -----------    -----------
       Total Shareholders' Equity....      12,006         11,450
                                        -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY.............................     $20,887        $23,076
                                        ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                        NINE MONTHS ENDED     YEAR ENDED
                                             JULY 31,          OCTOBER
                                       --------------------      31,
                                         1998       1997         1997
                                       ---------  ---------   ----------
                                           (UNAUDITED)        (AUDITED)
Net Sales............................  $  27,212  $  25,550    $ 34,698
Cost of Sales........................     16,274     15,136      21,033
                                       ---------  ---------   ----------
Gross Profit on Sales................     10,938     10,414      13,665
Operating Expenses
     Administrative and General......      3,177      4,161       5,300
     Selling.........................      2,803      2,582       3,561
     Production Planning.............      1,030        926       1,433
     Delivery........................        824        808       1,090
     Moving..........................     --         --             414
                                       ---------  ---------   ----------
                                           7,834      8,477      11,798
                                       ---------  ---------   ----------
Operating Income.....................      3,104      1,937       1,867
Other Income (Expense)...............        (44)     1,534       1,762
Interest Expense.....................        351        368         453
                                       ---------  ---------   ----------
Income Before Income Taxes...........      2,709      3,103       3,176
Provision for Income Taxes...........      1,025      1,114       1,234
                                       ---------  ---------   ----------
NET INCOME...........................  $   1,684  $   1,989    $  1,942
                                       =========  =========   ==========

  The accompanying notes are an integral part of these consolidated financial statements

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

                                           COMMON STOCK                      UNREALIZED
                                        ------------------    RETAINED     HOLDING GAINS     SHAREHOLDERS'
                                        SHARES     AMOUNT     EARNINGS     ON INVESTMENTS        EQUITY
                                        -------    -------    ---------    --------------    --------------
Balance, October 31, 1996............    12,416     $ 502      $  8,973       --$               $  9,475
Net Income...........................     --         --           1,942       --                   1,942
Sale of Stock........................        26        32        --           --                      32
Net Change in Unrealized Holding
  Gains..............................     --         --          --                1                   1
                                        -------    -------    ---------    --------------    --------------
Balance, October 31, 1997............    12,442     $ 534      $ 10,915         $  1            $ 11,460
                                        =======    =======    =========    ==============    ==============

   The accompanying notes are an integral part of these consolidated finacial statements

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

                                        NINE MONTHS ENDED
                                             JULY 31,         YEAR ENDED
                                       --------------------   OCTOBER 31,
                                         1998       1997         1997
                                       ---------  ---------   -----------
                                           (UNAUDITED)         (AUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income.......................  $   1,684  $   1,989     $ 1,942
    Adjustment to Reconcile Net
      Income to Net Cash Provided by
      Operating Activities
         Depreciation and
           Amortization..............      1,260      1,248       1,682
         Bad Debt Expense............     --         --             175
         Gain on Sale of Property and
           Equipment.................     --         (1,310)     (1,336)
         Noncash Employee Benefit....     --         --               8
         Deferred Income Taxes.......     --         --             208
    Change in
         Receivables.................        339       (212)     (1,031)
         Inventory...................       (261)       189         183
         Prepaid Expenses............         95        314         239
         Deposits....................        122         (1)       (152)
         Cash Surrender Value of Life
           Insurance.................     --         --          --
         Accounts Payable............       (420)       (45)        813
         Accrued Liabilities.........     (1,218)       113         960
         Income Taxes Payable........       (271)       475         208
         Unearned Income.............       (235)       371         109
                                       ---------  ---------   -----------
    Net Cash Provided by Operating
      Activities.....................      1,095      3,131       4,008
CASH FLOWS FROM INVESTING ACTIVITIES
    Net Proceeds from Sale of
      Property and Equipment.........     --          3,330       3,187
    Purchase of Property and
      Equipment......................       (959)    (1,333)     (2,147)
    Purchase of Securities...........        135     (3,327)     (3,090)
    Payment of Selling Expenses......     --           (174)     --
                                       ---------  ---------   -----------
    Net Cash Used In Investing
      Activities.....................       (824)    (1,504)     (2,050)
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from Cash Overdraft.....       (174)    --             174
    Proceeds from Issuance of Notes
      Payable........................     --         --          --
    Payments on Note Payable.........       (386)      (493)       (635)
    Loan Fees Paid...................     --         --             (17)
    Principal Payments Under Capital
      Lease Obligations..............        (40)        (1)        (40)
    Proceeds from Issuance of Common
      Stock..........................         70         31          32
    Purchase of Treasury Stock.......     (1,199)    --          --
                                       ---------  ---------   -----------
Net Cash Provided by (Used in)
  Financing Activities...............     (1,729)      (463)       (486)
                                       ---------  ---------   -----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................     (1,458)     1,164       1,472
CASH AND CASH EQUIVALENTS, BEGINNING
  OF YEAR............................      2,042        570         570
                                       ---------  ---------   -----------
CASH AND CASH EQUIVALENTS, END OF
  YEAR...............................  $     584  $   1,734     $ 2,042
                                       =========  =========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOWS
    Cash Paid For Interest...........  $     351  $     368     $  (455)
    Cash Paid For Income Taxes.......      1,025      1,114        (574)
SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
    Purchased Equipment Through
      Issuance Of Capital Lease
      Obligations....................     --         --         $   309
                                                              ===========

  The accompanying notes are an integral part of these consolidated financial statements

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

     Automated Graphic Systems, Inc. (the Company), is a printing company that provides a complete range of services to its customers including: design, database management, consulting, typesetting, desktop publishing, CD-ROM production, electronic, and conventional prepress, printing, quick copying, binding, and mailing. With locations in Macedonia, Ohio, White Plains, Maryland, and Washington, D.C., the Company serves Ohio and the Washington, D.C. metropolitan areas.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Automated Graphic Systems, Inc., and its wholly owned subsidiaries Automated Graphic Imaging, Inc., and Automated Graphic Systems -- Ohio, Inc. Intercompany transactions and balances have been eliminated in the consolidation.

  RECOGNITION OF INCOME

     Income from jobs in process at year end is recorded using the percentage-of-completion method of accounting based upon standard billing rates for costs incurred. This amount may be further adjusted for any known write-ups/write-downs on specific jobs. Unearned income represents cash received from customers in advance for work not yet performed.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents. These may include cash, money market funds, and short-term investments in commercial paper.

  INVENTORY

     Inventories of materials and supplies are valued at the lower of cost or market, determined by the "first-in, first-out" basis.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is provided based on the estimated average useful lives of the assets. Accelerated methods have been adopted to compute depreciation on certain shop machinery, and the straight-line method of depreciation is used for all other assets. Improvements to leased premises are amortized over the estimated useful life of the improvements. Assets held under capital lease obligations are amortized over their estimated useful lives and included in total depreciation expense annually.

     If the Company were to determine, based on the facts and circumstances, that the value of long-lived assets may be impaired, it would perform an evaluation of recoverability. In such an evaluation, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount. If the carrying amount were to exceed the estimated future cash flows, the Company would perform a discounted cash flow analysis to determine the amount of the write-down.

     Maintenance and repairs are charged to earnings as incurred. Depreciation expense for the year ended October 31, 1997 was $1,678.

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  INVESTMENTS IN SECURITIES

     Management determines an appropriate classification of securities at the time of purchase. If management has the intent and ability at the time of purchase to hold debt securities until maturity or on a long-term basis, they are classified as long-term investments and carried at amortized historical cost.

     Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at fair value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liability management strategy. They may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes.

     Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on marketable securities available for sale are based on the difference between book value and fair value of each security. These gains and losses are credited or charged to retained earnings whereas realized gains and losses flow through the Company's operations.

  ORGANIZATION COSTS AND START-UP COSTS

     Organization costs and start-up costs are amortized using the straight-line method over a period of five years.

  INCOME TAXES

     Income taxes on pretax accounting income are provided at rates in effect under existing tax law. The provision for income taxes charged against earnings relates to all items of revenue and expense recognized for financial accounting purposes. The actual current tax liability may be different from the charge against earnings due to the effect of timing differences between financial and tax accounting, resulting in deferred income taxes.

     The principal sources of deferred income taxes represent differences in depreciation due to different depreciation methods for financial and tax purposes and timing differences of accrued vacation, differing methods for recording bad debt expense, and net operating loss carryforwards of subsidiaries.

  ADVERTISING COSTS

     Advertising costs are expensed as incurred. Advertising expense was $157 in 1997.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The fair value of the Company's long-term debt is estimated based on the quoted market prices and interest rates for comparable instruments or on the current rate available to the Company for debt with the same remaining security.

  CONSIDERATION OF CREDIT RISK

     The Company maintains cash in bank deposit accounts at local financial institutions. Cash and cash equivalents are invested in short-term liquid investments. The balances, at times, may exceed federally insured limits. At October 31, 1997, the Company's balances exceeded insured limits by approximately $1,202. Credit risk associated with receivables is limited due to the large number of customers comprising the Company's customer base.

NOTE 2 -- RECEIVABLES

     Receivables consist of:

Trade:
     Billed..........................  $   6,600
     Unbilled........................      1,846
Other................................        189
                                       ---------
                                           8,635
     Less: Allowance for Doubtful
      Accounts.......................        232
                                       ---------
                                       $   8,403
                                       =========

     Bad debt expense was $175 in 1997.

NOTE 3 -- INVENTORY

     Inventory consists of:

Materials............................  $   1,102
Supplies.............................        291
                                       ---------
                                       $   1,393
                                       =========

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 4 -- INVESTMENTS IN SECURITIES

     Following are the market values and original cost of securities classified as available for sale at October 31, 1997:

                                                               UNREALIZED
                                                                HOLDING
                                        MARKET      COST      GAIN (LOSS)
                                       ---------  ---------   ------------
Equity Securities....................  $     140  $     138       $  2
U.S. Treasury Bills:
     Maturing Within One Year........        502        502      --
     Maturing After One Year Through
       Five Years....................        476        476      --
State and Municipal Obligations:
     Maturing Within One Year........         81         81      --
     Maturing After One Year Through
       Five Years....................      1,687      1,688         (1)
     Maturing After Five Years
       Through Ten Years.............        159        159      --
     Maturing After Ten Years........         47         47      --
                                       ---------  ---------        ---
                                       $   3,092  $   3,091       $  1
                                       =========  =========        ===

     Debt securities are grouped together by years to maturity. All have been classified by management as available for sale. At October 31, 1997, money market and mutual funds of $679 are considered to be cash and cash equivalents.

NOTE 5 -- LONG-TERM DEBT

  NOTES PAYABLE

Mellon Bank, $2,000 note dated March
  24, 1996, requires monthly
  principal payments of $21 plus
  interest at a floating and
  fluctuating rate equal to the
  overnight Money Market rate plus
  2.0% per annum, due March 1, 2000,
  secured by Company assets..........  $   1,354
Mellon Bank, monthly principal
  payments are pursuant to a
  specified schedule plus interest at
  7.15%, due March, 1999. Secured by
  virtually all of the Company's
  assets, subject to certain
  restricted covenants...............      3,898
First Virginia Bank, 36 monthly
  payments of $.6, interest at 8.74%
  per annum, due February, 1998,
  secured by equipment...............          2
Former stockholder, repurchase of
  stock at $169, paid in five annual
  installments of $34 each plus
  interest at 6.0% per annum. First
  installment was due November 1,
  1996, and each November 1
  thereafter.........................        104
Former stockholder, repurchase of
  stock at $132 paid in five annual
  installments of $34 which includes
  interest at 8.25% per annum. First
  installment was due July 1, 1997
  and each July 1 thereafter.........        109
                                       ---------
     Total...........................      5,467
     Less: Current portion of
      long-term debt.................        657
                                       ---------
     Long-Term Debt..................  $   4,810
                                       =========

  CAPITAL LEASE OBLIGATIONS

Equipment lease, interest rate of
  7.6%, $6 due per month beginning
  February 1997......................  $     316
     Less: Amount representing
      interest.......................         47
                                       ---------
Present value of net minimum lease
  payments...........................  $     269
                                       =========

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The total amount of interest cost related to all long-term debt incurred for 1997 was $453, all of which was charged to operations.

     The combined aggregate amounts of maturities for each of the next five years are as follows:

             YEAR ENDED                  NOTES       CAPITAL
             OCTOBER 31,                PAYABLE      LEASES
            ------------                -------      -------
  1998...............................   $   657       $  74
  1999...............................     3,861          74
  2000...............................       919          74
  2001...............................        30          75
  2002...............................     --             19
                                        -------      -------
                                        $ 5,467       $ 316
                                        =======      =======

NOTE 6 -- ACCRUED LIABILITIES

     Accrued liabilities consist of:

Payroll, Commissions, and Earned
  Vacation...........................  $   1,597
Payroll Taxes........................        112
Sales and Use Taxes..................        121
Interest Payable.....................         14
Profit Sharing Contribution..........        686
Other................................         19
                                       ---------
                                       $   2,549
                                       =========

NOTE 7 -- LEASE COMMITMENTS

  AUTOMATED GRAPHIC SYSTEMS, INC.

     The Company is obligated under a 15-year related party non-cancelable operating lease dated August 20, 1990, for the premises and land referred to as the Automated Graphic Systems, Inc., located at DeMarr Road in White Plains, Maryland. The building is owned by DeMarr Partnership which is a partnership between John F. Green and Mark A. Edgar. Mr. Green is an officer and principal owner of Automated Graphic Systems, Inc. The lease calls for minimum monthly rental payments of $52. The monthly rental payments are increased on an annual basis by the percentage increase in the Consumer Price Index from the preceding year.

     The Company also leases delivery trucks and vans under various operating leases with Ryder Truck Rental, Inc.

  AUTOMATED GRAPHIC SYSTEMS -- OHIO, INC.

     The Company leases delivery trucks under various operating leases. The Company entered into an operating lease for its office/warehouse facility effective August 1997 for a period of ten years and three months with an option to renew another five years. The lease calls for a monthly fixed rent of $23 with scheduled increases in the years 2000 and 2003. The Company is responsible for repairs and maintenance, real estate taxes, and special assessments during the term of the lease.

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  AUTOMATED GRAPHIC IMAGING, INC.

     The Company was obligated under a lease dated August 1992 for equipment that required 60 monthly payments of $4. Rental expense for this equipment in 1997 was $40. During the year ended October 31, 1997, this lease was paid in full and the equipment was purchased.

     The Company entered into a contract subsequent to year end to lease equipment. The lease term is 60 months and payments will be $3 per month with a purchase option of $16 at the end of the lease term. Deposits in the amount of $24 were paid on this lease at October 31, 1997.

     The Company was obligated under a non-cancellable five-year operating lease dated April 1, 1992, for 1,600 square feet of space located in Washington, D.C. The lease called for monthly payments of $5 plus a pro rata share of operating and real estate tax expenses and 2.5 percent increases in the base rent annually. Effective April 1, 1997, this lease was extended for one year. The lease term calls for monthly payments of $5.

     Aggregate minimum rentals as of October 31, 1997, for each of the next five years for all operating leases are as follows:

             OCTOBER 31,                 TOTAL
            ------------               ---------
  1998...............................  $   1,035
  1999...............................      1,012
  2000...............................        986
  2001...............................        984
  2002...............................        970
                                       ---------
                                       $   4,987
                                       =========

     Rental expense for the year ended October 31, 1997, was $696.

NOTE 8 -- SALE OF PROPERTY AND EQUIPMENT

     The Company sold land and building with a combined cost of $2,123 on July 1, 1997, and realized a gain of $1,336 which is included in other income in the consolidated statement of income.

NOTE 9 -- INCOME TAXES

     The provision for income taxes consists of the following:

Current Expense
     Federal.........................  $     922
     State...........................        123
                                       ---------
                                           1,045
                                       ---------
Deferred Tax Expense
     Federal.........................        165
     State...........................         25
                                       ---------
                                             190
                                       ---------
Provision for Income Taxes...........  $   1,235
                                       =========

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Automated Graphic Imaging, Inc. has a state net operating loss carryforward of approximately $9 at October 31, 1997. This carryforward expires on October 31, 2011.

     In addition, the Company has a state manufacturing tax credit of $430 from 1996 that may be carried forward and will expire on October 31, 1999. At October 31, 1997, the state manufacturing tax credit carryforward has been reduced by valuation allowance against the deferred tax asset. The valuation allowance has also been reduced at October 31, 1997, by the current year tax benefit of $86.

Total Deferred Tax Assets,
  Noncurrent.........................  $      45
Total Deferred Tax Liability,
  Noncurrent.........................       (483)
                                       ---------
                                            (438)
Total Deferred Tax Assets, Current...        482
Total Valuation Allowance............       (394)
                                       ---------
                                              88
                                       ---------
Net Deferred Tax Asset (Liability)...  $    (350)
                                       =========

NOTE 10 -- EMPLOYEES STOCK OWNERSHIP PLAN

     In 1984, the Board of Directors of Automated Graphic Systems, Inc., adopted an Employee Stock Ownership Plan. The Company contributes in cash or stock an amount determined by an appropriate resolution of the Board of Directors. In 1993, the Board of Directors of Automated Graphic Imaging, Inc., and Automated Graphic Systems-Ohio, Inc., adopted participation in the Automated Graphic Systems, Inc. Employee Stock Ownership Plan (ESOP). Participants are not permitted to make contributions. The contributions for the year ended October 31, 1997 was $906. All employees who have completed one year of service are eligible to participate.

NOTE 11 -- TRANSACTIONS WITH RELATED PARTIES

     Automated Graphic Systems, Inc., is located in White Plains, Maryland. The building is owned by a partnership in which an officer of the Company is a partner. The lease calls for minimum monthly rental payments of $52, with annual increases based on the increase in the Consumer Price Index over the preceding year. Rent expense totalled $537 in 1997.

NOTE 12 -- LINE OF CREDIT

     The Company has a $3,000 unused line of credit with Mellon Bank bearing interest at 2 percent above the overnight money market rate. This line of credit expires June 1999.

NOTE 13 -- SELF-INSURED MEDICAL BENEFITS PLAN

     Automated Graphic Systems, Inc. and Automated Graphic Imaging, Inc., are self-insured for their medical benefits plan, which covers all full-time employees who have completed 30 days of employment. Participants pay a monthly charge for individual or family coverage. The Company maintains reinsurance coverage with individual stop-loss limits of $20 per participant, and an aggregate stop-loss limit based on the total number of participants in a calendar year. Medical benefit expenses incurred for the year ended October 31, 1997, was $601.

NOTE 14 -- 401(K) PROFIT SHARING PLAN

     The Company has a 401(k) profit sharing plan offered to employees with more than one year of service. Employees who are eligible may elect to withhold between 1.0 percent and 15.0 percent of

                AUTOMATED GRAPHIC SYSTEMS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
compensation. The plan allows for employer matching contributions on a discretionary basis. The Company made no contributions to this plan in 1997.

NOTE 15 -- COMMITMENTS

     Pursuant to agreements between the Company and certain shareholder/employees, the Company is obligated to purchase all shares of Automated Graphic Systems, Inc. common stock owned by these shareholder/employees upon termination of employment. The Company has issued options, which have not been exercised, covering a total of 156 shares. If these options were exercised and shares issued, such shares would be subject to repurchase under these agreements.

NOTE 16 -- INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying interim financial statements as of July 31, 1998 and 1997 and for the nine month periods then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of interim results have been included. Results of operations for interim periods are not necessarily indicative of the results that might be expected in any future period.

NOTE 17 -- SUBSEQUENT EVENTS (UNAUDITED)

      On September 28, 1998, the Company, the Employee Stock Ownership Plan, and the individual AGS stockholders signed an Aggrement and Plan of Reorganization to be acquired by Consolidated Graphics, Inc., a Texas corporation. Consummation of the transaction is subject, among other things, to approval by the stockholders of the Company.

     (b)  Pro forma financial information.

     The following unaudited pro forma combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto of CGX and the Audited Companies.

     The unaudited pro forma combined financial statements give effect to the acquisitions of the Audited Companies (included as "Individually Insignificant Acquisitions" in the unaudited combined financial statements). All of the acquisitions were or will be accounted for under the purchase method of accounting. These unaudited pro forma combined financial statements are based on the historical financial statements of the Audited Companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

     The unaudited pro forma combined balance sheet as of September 30, 1998 combines the historical consolidated balance sheet of CGX on September 30, 1998 (including those Audited Companies acquired prior to September 30, 1998) and the historical combined balance sheets of the four Audited Companies acquired or deemed probable to be acquired subsequent to September 30, 1998, as if such subsequent acquisitions had occurred on September 30, 1998.

     The accompanying unaudited pro forma statement of operations for the year ended March 31, 1998 combines the historical consolidated results of operations of CGX and the historical combined results of operations of the eight Audited Companies for the most recent fiscal year-end (with such fiscal year-ends adjusted to be within 93 days of March 31, 1998, when necessary), as if such acquisitions had occurred on April 1, 1997. The accompanying unaudited pro forma statement of operations for the six months ended September 30, 1998 combines the historical consolidated results of operations of CGX and the historical combined results of operations of the four Audited Companies acquired or deemed probable to be required subsequent to September 30, 1998 for the six months ended September 30, 1998, and the preacquisition historical combined results of operations of the four Audited Companies acquired prior to September 30, 1998, as if the acquisitions of all eight Audited Companies had occurred on April 1, 1998.

     The use of the non-conforming historical year-ends of the Audited Companies in the unaudited pro forma statements of operations for the year ended March 31, 1998 and the six months ended September 30, 1998 resulted in several periods which were excluded from or included more than once in these unaudited pro forma statements of operations. The following table details the Audited Companies and the periods which were excluded from or included more than once in the unaudited pro forma statements of operations:

                                                                        PERIODS INCLUDED IN PRO FORMA
                                                                                 STATEMENTS
                                                                        -----------------------------
                                                                                          6 MONTHS          PERIODS
                                                                        YEAR ENDED         ENDED            EXCLUDED
                                          AUDIT        ACQUISITION       MARCH 31,     SEPTEMBER 30,          FROM
           AUDITED COMPANY               PERIOD            DATE            1998             1998           PRO FORMAS
-------------------------------------  -----------    --------------    -----------    --------------    --------------
Tursack Inc..........................  YE 12/31/97      April 1998      YE 12/31/97         N/A          1/1/98-3/31/98
Image System, Inc....................  YE 12/31/97       May 1998       YE 12/31/97    4/1/98-4/30/98    1/1/98-3/31/98
Woodman Printing Enterprises.........  YE 12/31/97      June 1998       YE 12/31/97    4/1/98-5/31/98    1/1/98-3/31/98
Printing Corporation of America......   YE 7/31/98    September 1998     YE 6/30/98    4/1/98-8/31/98         N/A
Graphic Technology of
  Maryland, Inc......................  YE 12/31/97    November 1998     YE 12/31/97    4/1/98-9/30/98    1/1/98-3/31/98
The McKay Press, Inc.................  YE 12/31/97    November 1998     YE 12/31/97    4/1/98-9/30/98    1/1/98-3/31/98
Mount Vernon Printing Company........   YE 6/30/98    December 1998      YE 6/30/98    4/1/98-9/30/98         N/A
Automated Graphic Systems, Inc. .....  YE 10/31/97    Probable          YE  3/31/98    4/1/98-9/30/98         N/A

                                           PERIODS
                                          INCLUDED
                                           IN BOTH
           AUDITED COMPANY               PRO FORMAS
-------------------------------------  ---------------
Tursack Inc..........................        N/A
Image System, Inc....................        N/A
Woodman Printing Enterprises.........        N/A
Printing Corporation of America......   4/1/98-6/30-98
Graphic Technology of
  Maryland, Inc......................        N/A
The McKay Press, Inc.................        N/A
Mount Vernon Printing Company........   4/1/98-6/30/98
Automated Graphic Systems, Inc. .....        N/A

     The historical sales and pretax income excluded from the unaudited pro forma statements of operations totaled 25,855,119 and 347,940. The historical sales and pretax income included in both the unaudited pro forma statements of operations for the year ended March 31, 1998 and the six months ended September 30, 1998 totaled 9,584,071 and (273,114).

     CGX has preliminarily analyzed the savings that it expects to realize from the reductions in salaries, bonuses, benefits and interest expense and through CGX reduced purchase costs of paper, ink and pre-press supplies. To the extent that owners of the Purchased Companies have contractually agreed to prospective reductions in salaries, bonuses, benefits and lease payments and to the extent that differences in interest and purchase costs can be calculated, these differences have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential cost savings, CGX has not quantified these savings.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that CGX management deems appropriate and may be revised as additional information becomes available. The pro forma financial data does not purport to represent what CGX's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of CGX's financial position or results of operations for any future period. Since the Audited Companies were not under common control or management during the entire period covered by the pro forma combined financial statements, these results may not be comparable to, or indicative of, future performance.

                          CONSOLIDATED GRAPHICS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                               HISTORICAL
                                       ---------------------------
                                                     INDIVIDUALLY
                                                    INSIGNIFICANT      PRO FORMA       PRO FORMA
                                          CGX        ACQUISITIONS     ADJUSTMENTS       COMBINED
                                       ----------   --------------    -----------      ----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    5,869      $    986         $--             $  6,855
     Accounts receivable, net........      70,865        18,499          --               89,364
     Inventories.....................      21,127         4,354          --               25,841
     Prepaid expenses................       2,662           956          --                3,618
     Deferred income taxes...........      --               162          --                  162
                                       ----------   --------------    -----------      ----------
          Total current assets.......     100,523        24,957          --              125,480
PROPERTY AND EQUIPMENT, net..........     203,244        16,063           8,628(c)       227,935
GOODWILL, net........................      71,421            19          25,508(d)        96,948
INVESTMENT IN SECURITIES.............      --             3,193          --                3,193
OTHER ASSETS.........................       3,150           313          --                3,463
                                       ----------   --------------    -----------      ----------
                                       $  378,338      $ 44,545         $34,136         $457,019
                                       ==========   ==============    ===========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current portion of long-term
       debt..........................  $    2,875      $  6,984         $--             $  9,859
     Capital lease
       obligations -- current........      --                85          --                   85
     Accounts payable................      20,928         7,484          --               28,412
     Accrued liabilities.............      29,758         2,833          --               32,591
     Income taxes payable............       1,558           317          --                1,875
     Other current liabilities.......      --               507          --                  507
                                       ----------   --------------    -----------      ----------
          Total current
             liabilities.............      55,119        18,210          --               73,329
LONG-TERM DEBT, net of current
  portion............................     136,104         3,551          20,265(b)       159,920
CAPITAL LEASE OBLIGATIONS............      --             1,040          --                1,040
DEFERRED INCOME TAXES................      22,099           914           3,451(c)        26,464
COMMITMENTS AND CONTINGENCIES........      --           --               --               --
SHAREHOLDERS' EQUITY:
     Unrealized gains on
       investments...................      --                 1              (1)(e)       --
     Common stock....................         140         4,950               5(a)           145
                                                                         (4,950)(e)
     Additional paid-in capital......     105,297         2,046          31,245(a)       136,542
                                                                         (2,046)(e)
     Treasury stock..................      --               (62)             62(e)        --
     Retained earnings...............      59,579        13,895         (13,895)(e)       59,579
                                       ----------   --------------    -----------      ----------
          Total shareholders'
             equity..................     165,016        20,830          10,420          196,266
                                       ----------   --------------    -----------      ----------
                                       $  378,338      $ 44,545         $34,136         $457,019
                                       ==========   ==============    ===========      ==========

    The accompanying notes are an integral part of these pro forma combined financial statements.

                          CONSOLIDATED GRAPHICS, INC.
                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                       FOR THE YEAR ENDED MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               HISTORICAL
                                       ---------------------------
                                                     INDIVIDUALLY
                                                    INSIGNIFICANT      PRO FORMA       PRO FORMA
                                          CGX        ACQUISITIONS     ADJUSTMENTS      COMBINED
                                       ----------   --------------    -----------      ---------
SALES................................  $  231,282      $192,106         $(6,151)(i)    $ 417,237
COST OF SALES........................     157,906       142,421           1,484(a)       294,080
                                                                         (3,372)(d)
                                                                           (314)(e)
                                                                         (4,045)(i)
                                       ----------   --------------    -----------      ---------
     Gross profit....................      73,376        49,685              96          123,157
SELLING EXPENSES.....................      22,365        18,851            (157)(e)       39,334
                                                                         (1,319)(f)
                                                                           (406)(i)
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      17,628        22,870             371(a)        39,958
                                                                          1,515(b)
                                                                           (157)(e)
                                                                           (914)(f)
                                                                           (126)(g)
                                                                           (333)(h)
                                                                           (896)(i)
                                       ----------   --------------    -----------      ---------
     Operating Income................      33,383         7,964           2,518           43,865
INTEREST EXPENSE.....................       3,844         4,035             613(c)         8,492
INTEREST INCOME......................        (124)         (562)            (48)(i)         (734)
OTHER EXPENSE (INCOME)...............      --                23              (4)(i)           19
                                       ----------   --------------    -----------      ---------
     Income before income taxes......      29,663         4,468           1,957           36,088
INCOME TAXES.........................      11,273         1,572           1,601(j)        14,445
                                       ----------   --------------    -----------      ---------
NET INCOME...........................  $   18,390      $  2,896         $   368        $  21,643
                                       ==========   ==============    ===========      =========
BASIC EARNINGS PER SHARE(k)..........  $     1.46                                      $    1.59
                                       ==========                                      =========
DILUTED EARNINGS PER SHARE(k)........  $     1.40                                      $    1.53
                                       ==========                                      =========

    The accompanying notes are an integral part of these pro forma financial statements.

                          CONSOLIDATED GRAPHICS, INC.
                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               HISTORICAL
                                       --------------------------
                                                    INDIVIDUALLY
                                                    INSIGNIFICANT     PRO FORMA       PRO FORMA
                                          CGX       ACQUISITIONS     ADJUSTMENTS      COMBINED
                                       ----------   -------------    -----------      ---------
SALES................................  $  188,370      $59,235         $--            $ 247,605
COST OF SALES........................     128,883       42,774             445(a)       170,988
                                                                        (1,082)(d)
                                                                           (32)(e)
                                       ----------   -------------    -----------      ---------
     Gross profit....................      59,487       16,461             669           76,617
SELLING EXPENSES.....................      18,463        6,455             (16)(e)       24,297
                                                                          (605)(f)
GENERAL AND ADMINISTRATIVE EXPENSES..      14,542        7,615             111(a)        22,384
                                                                           574(b)
                                                                           (16)(e)
                                                                          (442)(f)
                                       ----------   -------------    -----------      ---------
     Operating income................      26,482        2,391           1,063           29,936
INTEREST EXPENSE.....................       3,509          836             384(c)         4,729
INTEREST INCOME......................         (36)         (22)         --                  (58)
OTHER (INCOME)/EXPENSE...............      --             (136)         --                 (136)
                                       ----------   -------------    -----------      ---------
     Income before income taxes......      23,009        1,713             679           25,401
INCOME TAXES.........................       8,975          483             703(g)        10,161
                                       ----------   -------------    -----------      ---------
NET INCOME...........................  $   14,034      $ 1,230         $   (24)       $  15,240
                                       ==========   =============    ===========      =========
BASIC EARNINGS PER SHARE(h)..........  $     1.06                                     $    1.08
                                       ==========                                     =========
DILUTED EARNINGS PER SHARE(h)........  $     1.03                                     $    1.05
                                       ==========                                     =========

    The accompanying notes are an integral part of these pro forma financial statements.

                  CONSOLIDATED GRAPHICS, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  ACQUISITION OF COMPANIES:

      During the period April 1, 1998 and through September 30, 1998, CGX acquired eleven businesses for approximately $28.7 million of cash and 934,854 shares of Common Stock. Subsequent to September 30, 1998, and through January 28, 1999, CGX has acquired four businesses for approximately $73 million of cash (funded through borrowings under the Company's credit facility) and 280,636 shares of Common Stock. All of these acquisitions were accounted for using the purchase method of accounting. The accompanying balance sheets include allocations of the respective purchase prices initially assigned to the assets acquired and liabilities assumed based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

2.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     Pro forma adjustments to the accompanying unaudited pro forma combined balance sheet reflect the estimated purchase price allocation of the acquisitions completed subsequent to September 30, 1998 as if they had occurred on September 30, 1998, under the purchase method of accounting, including:

     (a) The issuance of an estimated 532,704 shares of CGX common stock, par value $.01 per share, for total consideration of $31,250 (based upon the closing price of CGX common stock on the applicable acquisition dates).

     (b) Borrowings of $20,265 to finance the cash portion of the aggregate purchase price and to pay estimated transaction costs.

     (c) Adjustments to record the estimated fair value of property and equipment and the related deferred income tax liability.

     (d) Goodwill based on the excess of the total consideration paid over the fair value of assets and liabilities acquired.

     (e) The elimination of the historical common stock, additional paid-in capital, treasury stock and retained earnings of the acquired companies.

3.  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT ADJUSTMENTS:

  YEAR ENDED MARCH 31, 1998

     Pro forma adjustments to the accompanying unaudited pro forma combined income statement for the year ended March 31, 1998 reflect the income statement effects of the estimated purchase price allocation of the acquisitions as if they had occurred on April 1, 1997, under the purchase method of accounting, including:

      (a) Additional depreciation expense based on the fair value of the property and equipment acquired.

     (b) Amortization of additional goodwill based on a forty-year amortization period.

      (c) Additional interest expense on incremental borrowings, less cash and marketable securities acquired, based on an average interest rate of 6.25% per annum, net of interest savings achieved by refinancing certain assumed debt with borrowings on CGX revolving line of credit.

     (d) Reduced purchase cost of paper, ink and pre-press supplies based on contractual pricing from CGX vendors versus the Audited Companies historical costs.

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
                          CONSOLIDATED GRAPHICS, INC.
                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

      (e) Reduced costs associated with differences between CGX and the Audited Companies 401k and other retirement savings plans.

      (f) Reductions in salaries and benefits contractually agreed to by certain former owners of the Audited Companies.

     (g) Discontinuation of a consulting agreement historically maintained by one of the Audited Companies.

     (h) Difference between the depreciation expense of a building purchased and the rent payments made to the previous owner.

      (i) Records the elimination of the operating results of a subsidiary of one of the Audited Companies which was sold to a third party concurrent with the acquisition of the company by CGX.

      (j) Net incremental income tax expense adjustment reflecting tax provision for the Audited Companies which previously held S-corporation tax status, CGX's higher marginal federal income tax rate and the tax effect of the above adjustments, excluding any goodwill amortization which will not be deductible for income tax purposes.

     (k) The weighted average number of common shares outstanding used in the calculation of basic and diluted earnings per share reflect the historical share amounts for CGX of 12,597,510 and 13,112,023 shares, respectively plus, in each case, 1,048,748 shares which were issued in the acquisitions (based on the closing price of CGX common stock on the applicable acquisition dates).

                          CONSOLIDATED GRAPHICS, INC.
                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  SIX MONTHS ENDED SEPTEMBER 30, 1998

     Pro forma adjustments to the accompanying unaudited pro forma combined income statement for the six-month period ended September 30, 1998 reflect the income statement effects of the estimated purchase price allocation of the acquisitions as if they had occurred on April 1, 1997, under the purchase method of accounting, including:

     (a) Additional depreciation expense based on the fair value of the property and equipment acquired.

     (b) Amortization of additional goodwill based on a forty-year amortization period.

     (c) Additional interest expense on incremental borrowings, less cash and marketable securities acquired, based on an average interest rate of 6.25% per annum, net of interest savings achieved by refinancing certain assumed debt with borrowings on CGX revolving line of credit.

     (d) Reduced purchase cost of paper, ink and pre-press supplies based on contractual pricing from CGX vendors versus the Audited Companies historical costs.

     (e) Reduced costs associated with differences between the CGX and the Audited Companies 401k and other retirement plans.

     (f) Reduction in salaries and benefits contractually agreed to by certain former owners of the Audited Companies.

     (g) Net incremental income tax expense adjustment reflecting tax provision for the Audited Companies which previously held S-corporation tax status, CGX's higher marginal federal income tax rate and the tax effect of the above adjustments, excluding goodwill amortization which will not be deductible for income tax purposes.

     (h) The weighted average number of common shares outstanding used in the calculation of basic and diluted earnings per share reflect the historical share amounts for CGX of 13,226,510 and 13,637,272 shares, respectively, plus, in each case, 892,612 shares which are estimated to be issued in the acquisitions (based on the closing price of CGX common stock on the applicable acquisition dates).

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
     (c)  Exhibits

     The following exhibits are filed with this report:

        EXHIBIT
          NO.             DESCRIPTION OF THE EXHIBIT
------------------------  ------------------------------------------------------
          23.1       --   Consent of Arthur Andersen LLP
          23.2       --   Consent of KPMG LLP
          23.3       --   Consent of Grant Thornton LLP
          23.4       --   Consent of Kaufman Davis PC
          23.5       --   Consent of Watkins, Meegan, Drury & Company L.L.C.

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CONSOLIDATED GRAPHICS
                                                REGISTRANTHHHHH
                                          By:  _________________________________
                                                   G. CHRISTOPHER COLVILLE
                                                 EXECUTIVE VICE PRESIDENT --
                                                  MERGERS AND ACQUISITIONS,
                                               CHIEF FINANCIAL AND ACCOUNTING
                                                         OFFICER
                                                        AND SECRETARY

Date: January 28, 1999

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